                                                                Conformed Copy












                        AGREEMENT AND PLAN OF MERGER



                                BY AND AMONG



                   TEVA PHARMACEUTICAL INDUSTRIES LIMITED,



                          GENCO MERGER CORPORATION



                                     AND



                         BIOCRAFT LABORATORIES, INC.



                        Dated as of January 29, 1996





                                                         TABLE OF CONTENTS

                                                                                                           Page


                                                             ARTICLE I


                                                            THE MERGER
1.01  The Merger...............................................................................................2
1.02  Effective Time of Merger.................................................................................2
1.03  Effects of the Merger....................................................................................2
1.04  Certificate of Incorporation of the Surviving Corporation................................................2
1.05  By-Laws of the Surviving Corporation.....................................................................3
1.06  Directors of the Surviving Corporation...................................................................3
1.07  Officers of the Surviving Corporation....................................................................3
                                                            ARTICLE II


                                                       CONVERSION OF SHARES

2.01  Conversion of Shares.....................................................................................3
2.02  Surrender of Certificates................................................................................4
2.03  Fractional ADSs..........................................................................................6
2.04  Closing..................................................................................................7
2.05  Stock Option Plans.......................................................................................7
2.06  Restricted Stock Purchase Plan...........................................................................8

                                                            ARTICLE III


                                                  REPRESENTATIONS AND WARRANTIES

3.01  Representations and Warranties of the Company............................................................8
3.02  Representations and Warranties of Parent and Sub.........................................................27

                                                            ARTICLE IV


                                              CONDUCT OF BUSINESS; TRANSACTIONS PRIOR


                                              TO CLOSING DATE; ADDITIONAL AGREEMENTS

4.01  Conduct of Business of the Company.......................................................................35
4.02  Access to Information Concerning Business and Records....................................................36
4.03  Confidentiality..........................................................................................37
4.04  Registration Statement/Proxy Statement; Listing on Tel Aviv Stock Exchange...............................37
4.05  Employee Benefits........................................................................................39
4.06  Company Stockholder Approval; Recommendation.............................................................40
4.07  Stock Options............................................................................................40
4.08  Letters of the Company's Accountants.....................................................................40
4.09  Letters of Parent's Accountants..........................................................................41
4.10  Notices of Certain Events................................................................................41
4.11  Tel Aviv Stock Exchange Listing..........................................................................42
4.12  NASDAQ/NMS Admission.....................................................................................42


4.13  HSR Act 42
4.14  Indemnification; Officers' and Directors' Insurance......................................................42
4.15  Best Efforts.............................................................................................43
4.16  Rule 145.................................................................................................43
4.17  No Solicitation..........................................................................................43
4.18  Post Merger Restructurings...............................................................................45
4.19  Voting of Shares Subject to Proxy........................................................................45
4.20  Parent Shareholder Meeting...............................................................................46
4.21  Dispositions Contrary to Pooling.........................................................................46
4.22  Dividend Reinvestment Plan...............................................................................47

                                                ARTICLE V


                                      CONDITIONS PRECEDENT TO MERGER

5.01  Conditions Precedent to Obligations of Parent, Sub and the Company.......................................47
5.02  Conditions Precedent to Obligations of Parent and Sub....................................................49
5.03  Conditions Precedent to Obligation of the Company........................................................50

                                                ARTICLE VI


                                       TERMINATION AND ABANDONMENT

6.01 Termination...............................................................................................51
6.02  Effect of Termination....................................................................................52

                                               ARTICLE VII


                                              MISCELLANEOUS

7.01  Fees and Expenses........................................................................................53
7.02  Representations, Warranties and Agreements...............................................................54
7.03  Extension; Waiver........................................................................................54
7.04  Public Announcements.....................................................................................55
7.05  Notices .................................................................................................55
7.06  Entire Agreement.........................................................................................56
7.07  Binding Effect; Benefit; Assignment......................................................................56
7.08  Amendment and Modification...............................................................................56
7.09  Further Actions..........................................................................................57
7.10  Headings.................................................................................................57
7.11  Counterparts.............................................................................................57
7.12  Applicable Law...........................................................................................57
7.13  Severability.............................................................................................57
7.14  "Person" Defined.........................................................................................57
7.15  Submission to Jurisdiction...............................................................................57

Schedules

Schedule I         Designated Directors
Schedule I         Designated Officers

Exhibits

Exhibit A          Form of Basic Affiliate Agreement
Exhibit A-1        Form of Affiliate Agreement for Harold and
                       Beatrice Snyder
Exhibit B-1        List of Employment Agreement Employees
Exhibit B-2        Form of Employment Agreement
Exhibit C          Form of Opinion of Proskauer Rose
                       Goetz & Mendelsohn LLP
Exhibit D-1        Form of Opinion of Willkie Farr & Gallagher
Exhibit D-2        Form of Opinion of S. Horowitz & Co.

                          AGREEMENT AND PLAN OF MERGER


         AGREEMENT AND PLAN OF MERGER, dated as of January 29, 1996 (the "Agreement"), by and among TEVA PHARMACEUTICAL INDUSTRIES LIMITED, a corporation organized under the laws of the State of Israel ("Parent"), GENCO MERGER CORPORATION, a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and BIOCRAFT LABORATORIES, INC., a Delaware corporation (the "Company").

         WHEREAS, the respective Boards of Directors of the Company and Parent have each determined unanimously that it is in the best interests of their respective companies and stockholders that Parent acquire the business of the Company pursuant to the terms and conditions set forth in this Agreement;

         WHEREAS, the respective Boards of Directors of Parent, Sub and the Company, and Parent acting as the sole stockholder of Sub, have approved the merger of Sub into the Company (the "Merger"), pursuant and subject to the terms and conditions of this Agreement, whereby each issued and outstanding share of common stock, par value $.01 per share, of the Company ("Company Common Stock") will be converted into the right to receive 4.61 Ordinary Shares, par value NIS 0.01 each, of Parent ("Ordinary Shares") which will trade in the United States in the form of American Depositary Shares ("ADSs"), evidenced by American Depositary Receipts (the "ADRs");

         WHEREAS, the respective Boards of Directors of the Company and Parent have each determined unanimously that the Merger is fair to, and in the best interests of, their respective companies and stockholders and have approved the Merger, and the Board of Directors of the Company has recommended the approval and adoption of this Agreement by the Company's stockholders;

         WHEREAS, for United States federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "Code"); and

         WHEREAS, it is intended that the Merger shall be recorded for accounting purposes as a pooling of interests under United States generally accepted accounting principles ("US GAAP");

         NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties, covenants and agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                   THE MERGER

                  1.01 The Merger. Subject to the terms and conditions of this Agreement, at the time of the Closing (as defined in Section 2.04 hereof), a certificate of merger (the "Certificate of Merger") shall be duly executed and acknowledged by Sub and the Company in accordance with the Delaware General Corporation Law (the "DGCL") and shall be filed on the Closing Date (as defined in Section 2.04 hereof). The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or at such time thereafter as is provided in the Certificate of Merger in accordance with the provisions and requirements of the DGCL. The date and time when the Merger shall become effective is hereinafter referred to as the "Effective Time."

         1.02 Effective Time of Merger. At the Effective Time, Sub shall be merged with and into the Company and the separate corporate existence of Sub shall cease, and the Company shall continue as the surviving corporation under the laws of the State of Delaware under the name of "Biocraft Laboratories, Inc." (the "Surviving Corporation").

         1.03 Effects of the Merger. From and after the Effective Time, the Merger shall have the effects set forth in Section 259(a) of the DGCL.

         1.04 Certificate of Incorporation of the Surviving Corporation. Effective as of the Effective Time, the Certificate of Incorporation of the Company shall be amended and restated in its entirety so that upon such amendment it shall in all respects be equivalent in its content to the Certificate of Incorporation of Sub, as in effect immediately prior to the Effective Time, except that Paragraph 1 thereof read as follows:

         "The name of the corporation (the "Corporation") is Biocraft Laboratories, Inc."

         1.05 By-Laws of the Surviving Corporation. The By-Laws of Sub, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation.

         1.06 Directors of the Surviving Corporation. At the Effective Time, the Persons listed on Schedule I hereto shall, subject to the applicable provisions of the Certificate of Incorporation and By-Laws of the Surviving Corporation, be the directors of the Surviving Corporation until their respective successors shall be duly elected or appointed and qualified.

         1.07 Officers of the Surviving Corporation. At the Effective Time, the Persons listed on Schedule II hereto shall, subject to the applicable provisions of the Certificate of Incorporation and By-Laws of the Surviving Corporation, be the officers of the Surviving Corporation until their respective successors shall be duly elected or appointed and qualified.


                                   ARTICLE II

                              CONVERSION OF SHARES

         2.01 Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock or any holder of capital stock of Sub:

                  (a) Capital  Stock of Sub.  Each share of capital stock of
         Sub then  issued  and   outstanding   shall   become  one  fully  paid
         and nonassessable share of common stock, $0.01 par value, of the Surviving Corporation which shares shall be issued to Parent and shall
         constitute the  only  outstanding   shares  of  capital  stock  of
         the  Surviving Corporation.

                  (b) Cancellation of Treasury Stock. All shares of Company Common Stock that are owned by the Company as treasury stock shall be canceled and retired and shall cease to exist and no share capital of Parent or other consideration shall be delivered in exchange therefor.

                  (c) Exchange Ratio for Company Common Stock. Each issued and outstanding share of Company Common Stock (other than shares to be canceled in accordance with Section 2.01(b)) shall be converted into and shall be canceled in exchange for the right to receive 4.61 Ordinary Shares (the "Exchange Ratio") duly issued and credited as fully paid (which will be represented by ADSs in accordance with Section 2.02) (the "Merger Consideration"). If between the date of this Agreement and the Effective Time the outstanding Ordinary Shares of Parent shall be changed into a
         different  number of shares by reason of any   stock   dividend,
         subdivision,   reclassification,    split-up, combination  or the
         like,  the  Exchange  Ratio shall be  appropriately adjusted.

                  (d) Cancellation of Company Common Stock. All shares of Company Common Stock converted into Ordinary Shares pursuant to this Section 2.01 shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive Ordinary Shares to be issued in consideration therefor upon the surrender of such certificate in accordance with Section 2.02, without interest.

                  (e) Allotment of Ordinary Shares. In consideration of the issue to Parent by the Surviving Corporation of shares of common stock of the Surviving Corporation and the cancellation of shares of Company Common Stock, Parent shall allot, in exchange for the issue
         to Parent of  all  the  unissued   shares  of  common  stock  of  the
         Surviving Corporation, Ordinary Shares to be issued to the Exchange Agent (as defined in Section 2.02) on behalf of such Persons as the Company shall nominate for the purpose of giving effect to the conversion and exchange referred to in Section 2.01(c) of this Agreement.

         2.02 Surrender of Certificates. (a) Concurrently with or prior to the Effective Time, the parties hereto shall designate The Bank of New York to act as agent (the "Exchange Agent") for purposes of exchanging certificates representing shares of Company Common Stock as provided in Section 2.01. The Exchange Agent currently acts as the Depositary for the ADSs (in such capacity, the "Depositary"). Each ADS represents a unit consisting of ten (10) Ordinary Shares. As soon as practicable after the Effective Time, Parent shall cause the Exchange Agent to mail or make available to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock whose shares were converted into the right to receive Ordinary Shares pursuant to Section 2.01 a notice and letter of transmittal advising such holder of the effectiveness of the Merger and the procedure for surrendering to the Exchange Agent such certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock in exchange for the Merger Consideration deliverable in respect thereof pursuant to this Article
II. To the extent required, the Exchange Agent will requisition from the Depositary, from time to time, such number of ADRs evidencing ADSs as are issuable in respect of shares of Company Common Stock properly delivered to the Exchange Agent. At the Effective Time, the Surviving Corporation shall issue to Parent the shares of common stock of the Surviving Corporation referred to in Section 2.01(a). The Parent shall, prior to the Effective Time, conditionally allot Ordinary Shares referred to in Sections 2.01(c) and 2.01(e) subject to the terms and conditions of this Agreement.

         (b) Each holder of shares of Company Common Stock that has been converted into a right to receive the Merger Consideration, upon surrender to the Exchange Agent of a certificate or certificates representing such Company Common Stock, together with a properly completed letter of transmittal covering such shares of Company Common Stock, will be entitled to receive ADRs representing 0.461 ADSs in respect of each share of Company

Common Stock surrendered. Until so surrendered, each share of Company Common Stock shall, after the Effective Time, represent for all purposes, only the right to receive ADRs evidencing 0.461 ADSs, each ADS representing ten (10) Ordinary Shares.

         (c) If any ADSs are to be issued to a Person other than the registered holder of the Company Common Stock represented by the certificate or certificates surrendered with respect thereto, it shall be a condition to such issuance that the certificate or certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such issuance shall pay to the Exchange Agent any transfer or other taxes required as a result of such issuance to a Person other than the registered holder of such Company Common Stock or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

         (d)  As of the  Effective  Time,  there  shall  be no  further
registration   of  transfers  of  shares  of  Company  Common  Stock  that were outstanding  prior  to  the  Merger.  After  the  Effective  Time,
certificates representing   shares  of  Company  Common  Stock  presented  to
the Surviving Corporation for transfer shall be canceled and exchanged for the consideration provided for, and in accordance with the procedures set forth, in this Article II.

         (e) At the close of business on the Effective Time, the stock ledger of the Company with respect to the issuance of Company Common Stock shall be closed. Six months after the Effective Time, any Ordinary Shares made available to the Exchange Agent pursuant to Section 2.01(e) and any portion of the Common Stock Trust (as defined in Section 2.03) that remains unclaimed by the holders of shares of Company Common Stock shall be returned to Parent upon demand. Any such holder who has not delivered his shares of Company Common Stock to the Exchange Agent in accordance with Section 2.02 prior to that time shall thereafter look only to Parent and the Surviving Corporation for issuance of ADSs in respect of shares of Company Common Stock. Notwithstanding the foregoing, neither Parent nor the Surviving Corporation shall be liable to any holder of shares of Company Common Stock for any securities delivered or any amount paid to a public official pursuant to applicable abandoned property laws. Any Ordinary Shares remaining unclaimed by holders of shares of Company Common Stock three years after the Effective Time (or such earlier date immediately prior to such time as such securities would otherwise escheat to or become property of any governmental entity or as is otherwise provided by applicable law) shall, to the extent permitted by applicable law, be free and clear of any claims or interest of any Person previously entitled thereto.

         (f) No dividends, interest or other distributions with respect to securities of Parent or the Surviving Corporation issuable with respect to Company Common Stock shall be paid to the holder of any unsurrendered certificates representing Company Common Stock until such certificates are surrendered as provided in this Section. Upon such surrender, there shall be paid, without interest, to the Person in whose name the ADSs representing such securities are registered, all dividends and other distributions payable in respect of such securities on a date subsequent to, and in respect of a record date after, the Effective Time.

         2.03 Fractional ADSs. No fraction of an ADS will be issued and no dividend or other distribution, stock split or interest with respect to Ordinary Shares shall relate to any fractional ADS, and such fractional interest shall not entitle the owner thereof to vote or to any rights as a security holder of Parent. In lieu of any such fractional security, each holder of shares of Company Common Stock otherwise entitled to a fraction of an ADS will be entitled to receive at the time such holder receives ADRs pursuant to Section 2.02(b) hereof and in accordance with the provisions of this Section 2.03 from the Exchange Agent a cash payment representing such holder's proportionate interest in the net proceeds from the sale by the Exchange Agent on behalf of all such holders of the aggregate of the fractions of ADSs which would otherwise be issued (the "Excess ADSs"). The sale of the Excess ADSs by the Exchange Agent shall be executed on the National
Association of Securities Dealers Automated Quotations National Market System ("NASDAQ/NMS") through one or more market makers in the ADSs and shall be executed in round lots to the extent practicable. Until the net proceeds of such sale or sales have been distributed to the holders of shares of the Company Common Stock, the Exchange Agent will, subject to
Section 2.02(e), hold such proceeds in trust for the holders of shares of Company Common Stock (the "Common Stock Trust"). The Parent shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation, of the Exchange Agent incurred in connection with such sale of the Excess ADSs. The Exchange Agent shall determine the portion of the Common Stock Trust to which each holder of shares of Company Common Stock shall be entitled, if any, by multiplying the amount of the aggregate net proceeds comprising the Common Stock Trust by a fraction the numerator of which is the amount of the fractional ADS interest to which such holder of shares of Company Common Stock is entitled and the denominator of which is the aggregate amount of fractional ADS interests to which all holders of shares of Company Common Stock are entitled. As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of shares of Company Common Stock in lieu of any fractional ADS interests, the Exchange Agent shall make available such amounts to such holders of shares of the Company Common Stock without interest.

         2.04 Closing. The closing of the Merger (the "Closing") shall take place at the offices of Willkie Farr & Gallagher, One Citicorp Center, 153 East 53rd Street, New York, New York 10022, as soon as practicable after the last of the conditions set forth in Article V hereof is fulfilled or waived (subject to applicable law) but in no event later than the fifth business day thereafter, or at such other time and place and on such other date as Parent and the Company shall mutually agree (the "Closing Date").

         2.05 Stock Option Plan. Prior to the Effective Time, but subject to the consummation of the Merger, the Board of Directors of the Company and the committee appointed by the Board to administer the Company's stock option plans shall take all action reasonably necessary or appropriate to (i) terminate the Company's Incentive Stock Option Plan and all options then outstanding thereunder, (ii) terminate the Company's 1987 Directors' Stock Option Plan, and all options outstanding thereunder, each such termination to be effective as of the Effective Time, (iii) terminate all other Company plans, or agreements providing for the grant of stock options or other rights to acquire Company Common Stock to any person (the plans identified in clauses (i) and (ii) and such other plans or agreements being collectively referred to herein as the "Stock Option Plans"), (iv) give written notice of such action to the holder of each option outstanding under the Stock Option Plans, (v) offer the holder of each option outstanding under the Stock Option Plans the right, by written notice delivered to the Company at least ten business days prior to the Effective Time, to exercise all such options, whether or not then exercisable by the terms of the applicable option agreements, and (vi) provide that each option outstanding under the Stock Option Plans as to which no such notice of exercise shall have been so delivered (other than options held by executive officers or directors subject to Section 16 of the Exchange Act) shall represent the right to receive promptly after the Effective Time, as to each share of Company Common Stock covered thereby (without regard to any then applicable restrictions on the exercise of such options), the number of ADSs of Parent determined by (i) multiplying the Exchange Ratio by the fair market value of an ADS on the Effective Date, (ii) subtracting from the product of such multiplication the sum of the applicable per share exercise price plus applicable per share withholding for taxes (which will be appropriately remitted to the applicable tax authority on behalf of such optionee) and (iii) dividing the amount obtained in clause (ii) by the fair market value of an ADS on the Effective Date. For purposes of this Section 2.05, the fair market value of an ADS on the Effective Date shall mean the average of the last sale prices of an ADS on the NASDAQ/NMS on each of the ten trading days ending two trading days prior to the Effective Date.

         2.06 Restricted Stock Purchase Plan. Prior to the Effective Time, but subject to the consummation of the Merger, the Board of Directors of the Company and the committee appointed by the Board to administer the Company's Restricted Stock Purchase Plan shall cause such Plan to be amended to (a) provide that no further restricted stock grants be made after the Effective Time of the Merger and (b) provide that the terms and conditions of such Plan shall apply to the ADSs and Ordinary Shares issued upon the Merger to the holders of restricted stock under such Plan, and such holders shall thereafter hold such ADSs and Ordinary Shares subject to the terms and conditions of such Plan, including without limitation any requirement for the legending of certificates evidencing such securities.


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         3.01 Representations and Warranties of the Company. The Company hereby represents and warrants to Parent and Sub as follows:

                  (a) Due Organization, Good Standing and Power. Each of the Company and the Subsidiaries (as that term is defined in Section 3.01(c)(ii) hereof) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and each such corporation has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of the Company and the Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except in such jurisdictions where the failure to be so qualified or licensed and in good standing would not have a material adverse effect on the business, properties, assets, liabilities, operations, results of operations or condition (financial or otherwise) (the "Condition") of the Company and the Subsidiaries taken as a whole.

                  (b) Authorization  and Validity of Agreement.  The Company
         has full  corporate  power  and  authority  to  execute  and  deliver this Agreement,  to  perform  its  obligations  hereunder  and,
         subject  to obtaining  any  necessary   stockholder  approval  of  the
         Merger,  to consummate  the  transactions   contemplated   hereby.
         The execution, delivery and performance of this Agreement by the Company, and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of the Company, subject to the approval of the Merger by the Company's stockholders in accordance with the DGCL. The Board of Directors of the Company has taken all action necessary to render inapplicable, as it relates to Parent, the provisions of
         Section 203 of the DGCL. No other corporate action on the part of the Company is necessary to authorize the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby (other than the approval of the Merger by the holders of at least 66 2/3% of the Company Common

         Stock). To the Company's knowledge, other than the Insurance Holding Company Systems law of the State of Hawaii, no other state takeover statute or similar statute or regulation applies or purports to apply to the Merger, this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency,
         reorganization,   moratorium  and similar laws affecting the
         enforcement of creditors' rights generally and by general equitable principles.

                  (c) Capitalization. (i) The authorized capital stock of the Company consists of 30,000,000 shares of Company Common Stock, $0.01 par value, and 2,000,000 shares of preferred stock, $1.00 par value (the "Preferred Stock"). As of January 5, 1996, (1) 14,182,691 shares of Company Common Stock were issued and outstanding,
         (2) 169,200 shares of Company Common Stock were reserved for issuance upon the exercise of outstanding options granted under stock option plans, (3) no shares of Preferred Stock were issued and outstanding, and (4) 59,331 shares of Company Common Stock were held in the
         Company's  treasury.  All issued and  outstanding   shares  of
         Company Common Stock have been duly authorized and validly issued and are fully paid and nonassessable, and none of such shares are subject to, nor were they issued in violation of, any preemptive rights. Except as set forth in this Section 3.01(c) or on Schedule 3.01(c)(i) delivered to Parent by the Company, and except for changes since January 5, 1996 resulting from the exercise of employee or director stock options outstanding on such date, or the issuance or repurchase of shares of Common Stock pursuant to the Company's Stockholder Dividend Reinvestment and Stock Purchase Plan, (i) there are no shares of capital stock of the Company authorized, issued or outstanding and (ii) there are not as of the date hereof, and at the Effective Time there will not be, any outstanding options, warrants, rights, subscriptions, claims of any
         character,  agreements, obligations,   convertible   or   exchangeable
         securities   or  other commitments,  contingent or otherwise, relating
         to Company Common Stock or any other shares of capital stock of the Company, pursuant to which the Company is or may become obligated to issue or purchase or otherwise acquire shares of Company Common Stock, any other shares of its capital stock or any securities convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of the capital stock of the Company.

                  (ii) Schedule 3.01(c)(ii) delivered to Parent by the Company lists all of the Company's subsidiaries (except for subsidiaries with no material assets or liabilities) (such subsidiaries listed on Schedule 3.01(c)(ii) being herein referred to as the "Subsidiaries"). Except as set forth on Schedule 3.01(c)(ii), all issued and outstanding shares of capital stock of the Subsidiaries have been validly issued, are fully paid and nonassessable, are not subject to, nor were they issued in violation of, any preemptive rights, and are owned, of record and beneficially, directly or indirectly, by the Company, free and clear of all liens, encumbrances, options or claims whatsoever.
         No shares of capital stock of any of the Subsidiaries are reserved for issuance and there are no outstanding or authorized options,
         warrants, rights,   subscriptions,   claims   of   any   character,
         agreements, obligations,   convertible  or   exchangeable
         securities,   or  other commitments,  contingent or otherwise,
         relating to the capital stock of any Subsidiary, pursuant to which such Subsidiary is or may become obligated to issue or purchase or  otherwise  acquire  any shares of capital stock of such
         Subsidiary or any securities convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of capital stock of such Subsidiary. Except as set forth in Schedule 3.01(c)(ii), there are no restrictions of any kind which prevent the payment of dividends by any of the Subsidiaries. Except (A) for the Subsidiaries, (B) as otherwise listed on Schedule 3.01(c)(ii),
         (C) ordinary course portfolio investments in marketable securities and cash equivalents and (D) subsidiaries of the Company with no material assets or liabilities, the Company does not own, directly or indirectly, any capital stock or other equity interest in any Person (as defined in Section 7.14) or have any direct or indirect equity or ownership interest in any Person and neither the Company nor any of the Subsidiaries is subject to any obligation or requirement to make any material loan, capital contribution, investment or similar expenditure to or in any Person, except
         for  loans,  capital   contributions, investments  or  similar
         expenditures by the Company or any of the Subsidiaries to any Subsidiary of the Company or to the Company.

                  (d) Consents and Approvals;  No Violations.  Assuming that
         (i) the filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), are made and the waiting period thereunder has been terminated or has expired; (ii) the filing with the Securities and Exchange Commission (the "Commission") of a definitive proxy statement (the "Proxy Statement") relating to the meeting of the Company's stockholders to be held in connection with the Merger is made; (iii) the Registration Statement of Parent to be filed with the Commission on Form F-4 in
         connection  with the  issuance of Ordinary   Shares  (which  will  be
         represented by the ADSs) (the "Registration Statement") is declared effective and a Registration Statement on Form F-6 (the "F-6 Registration Statement") is declared effective; (iv) the filing of the Certificate of Merger and other appropriate merger documents, if any, as required by the laws of the State of Delaware, is made; (v) approval of the Merger by 66 2/3% of the holders of Company Common Stock is obtained; (vi) approval of the insurance regulatory authorities in the State of Hawaii is obtained; and (vii) for each real property owned or operated by the Company or any Subsidiary located in the State of New Jersey, either a Letter of
         Non-Applicability,   approval   by  the  New   Jersey   Department
         of Environmental Protection and Energy ("DEP") of a Negative Declaration submitted by the Company, a no further action letter from DEP, the filing by the Company of a De Minimis Quantity Exemption Affidavit, a letter of authorization for the transfer of ownership from DEP or approval by DEP of a Remediation Agreement (any of the foregoing, "ISRA Clearance") is obtained pursuant to the New
         Jersey  Industrial  Site Recovery  Act,  N.J.S.A.  13:1K-6 et seq.
         and the regulations of DEP promulgated thereunder (collectively, "ISRA"), the execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not: (1) violate any provision of the Certificate of Incorporation, as amended, or By-Laws of the Company or any of the Subsidiaries; (2) to the knowledge of the Company, violate any statute, ordinance, rule, regulation, order or decree of any court or of any governmental or regulatory body,
         agency  or  authority   applicable   to  the  Company  or  any  of
         the Subsidiaries or by which any of their respective properties or assets may be bound, including without limitation, any consent decrees, court orders or judgments; (3) require any filing with, or permit, consent or approval of, or the giving of any notice to any governmental or regulatory body, agency or authority, domestic or foreign, including without limitation, any such bodies, agencies or authorities regulating the pharmaceutical business of the Company (a "Governmental Entity"); or (4) except as set forth on Schedule 3.01(d)(4) delivered to Parent by the Company, result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, payment or acceleration) under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of the Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement, lease or other instrument or obligation to which the Company or any of the Subsidiaries is a party, or by which it or any of their respective properties or assets may be bound, excluding from the foregoing clauses (2), (3) and (4) filings, permits, consents, approvals and notices the absence of which, and violations, breaches, conflicts, defaults and liens which, in the aggregate, would not have a material adverse effect on the Condition of the Company and the Subsidiaries taken as a whole.

                  (e)  Company  Reports  and  Financial  Statements;
         Accounting Records. (i) Since March 31, 1991, the Company has filed all forms, reports and documents with the Commission required to be filed by it pursuant to the U.S. federal securities laws
         and  the  rules  and regulations  promulgated   thereunder,   and  all
         forms, reports and documents filed with the Commission have complied in all material respects with all applicable
         requirements  of  the  U.S.   federal securities laws and the
         Commission rules and regulations promulgated thereunder. The Company has heretofore delivered to Parent true and complete copies of all forms, reports, registration statements and other filings filed by the Company with the Commission since March 31, 1991 (such forms, reports, registration statements and other filings, together with any amendments thereto, are sometimes collectively referred to as the "Company Commission Filings").
         As of their respective dates, the Company Commission Filings did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (ii) The audited consolidated financial statements and the unaudited interim financial statements of the Company included in the Company Commission Filings comply as to form in all material
         respects with  applicable  accounting   requirements  and  with  the
         rules and regulations of the Commission with respect thereto, were prepared in accordance with US GAAP (as in effect from time to time) applied on a consistent basis (except as may be indicated therein or in the notes or schedules thereto) and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the results of their operations and changes in cash flows, as the case may be, for the periods then ended subject, in the case of the unaudited interim financial
         statements,   to  normal  and  recurring   year-end   audit
         adjustments, any other adjustments described therein and the fact that certain information and notes have been condensed or omitted in accordance with the Securities Exchange Act of 1934 (the "Exchange Act"), and the rules promulgated thereunder.

                  (iii) The Company and the Subsidiaries keep proper accounting records in which all material assets and liabilities, and all material transactions, of the Company and its subsidiaries are recorded in conformity with applicable accounting principles. Except as described on Schedule 3.01(e)(iii) delivered by the Company to Parent, no part of the Company's or any Subsidiary's accounting system or records, or access thereto, is under the control of a Person who is not an employee of the Company or such Subsidiary.

                  (f) Absence of Certain Changes. Except as disclosed in Company Commission Filings filed prior to the date hereof, or on
         Schedule 3.01(f)  delivered to Parent by the Company,  since
         September 30, 1995 (i) there has not been any material adverse change in the Condition of the Company and the Subsidiaries taken as a whole; (ii) the businesses of the Company and the Subsidiaries have been conducted in all material respects only in the ordinary course; (iii) the Company and the Subsidiaries have not, other than in the ordinary course of business, increased the compensation of any officer or granted any general salary or benefits increase to their employees; and (iv) neither the Company nor any of the Subsidiaries has taken any action referred to in Section 4.01 hereof except as permitted or required thereby.

                  (g) Regulatory Compliance. (i) Schedule 3.01(g) delivered by the Company to Parent sets forth a list of each product manufactured, marketed, sold or licensed by the Company or any Subsidiary (the "Pharmaceutical Products") as of January 1, 1996.

                           (ii) Schedule 3.01(g) delivered by the Company to Parent sets forth a list of all (A) Pharmaceutical Products which have been recalled, withdrawn, suspended or discontinued by the Company in the United States and outside the United States (whether voluntarily or otherwise) during the period commencing April 1, 1991 and ending on the date hereof and (B) proceedings in the United States and outside of the United States of which the Company has knowledge (whether completed or pending) seeking the recall, withdrawal, suspension or seizure of any Pharmaceutical Product pending against the Company at any time during the period commencing April 1, 1991 and ending on the date hereof.

                           (iii) Schedule 3.01(g) delivered by the Company to Parent sets forth a list of each of the Company's pending and approved New Drug Applications ("NDAs"), Investigational New Drug applications ("INDs"), Abbreviated New Drug Applications ("ANDAs"),
         New Animal Drug Applications  ("NADAs"),   Abbreviated  New  Animal
         Drug Applications ("ANADAs") or Investigational New Animal Drug applications ("INADs") as of the date hereof. True and complete copies of such NDAs, INDs, ANDAs, NADAs, ANADAs and INADs, including all supplements, amendments, and annual reports, have heretofore been made available to Parent. Copies of correspondence from the FDA and the Company's response have heretofore been made available to Parent. As to each drug for which such an application has been approved, the Company is in substantial compliance with 21 U.S.C. ss.ss. 355, 357 or 360b, 21 C.F.R. Parts 312, 314 or 430 et. seq.,
         512, or 514 et seq., respectively, and all terms and conditions of such applications. As to each such drug, the Company and any relevant Subsidiary, and the officers, employees or agents of the Company or such Subsidiary have included in the application for such drug, where required, the certification described in 21 U.S.C. ss. 335a(k)(1) and the list described in 21 U.S.C. ss.335a(k)(2), and such certification and such list was in each case true and accurate when made and remained true and accurate thereafter. In addition, the Company is in substantial compliance with all applicable registration and listing requirements set forth in 21 U.S.C. ss. 360 and 21. C.F.R. Part 207.

                           (iv) Each article of drug manufactured and/or distributed by the Company or any Subsidiary is not adulterated within the meaning of 21 U.S.C. ss.351 or misbranded within the meaning of 21 U.S.C. ss.352, and is not a product that is in violation of 21 U.S.C. ss.355.

                           (v) Schedule 3.01(g) delivered by the Company to Parent sets forth a list of (A) Form 483s, (B) Notices of Adverse Findings and (C) warning letters or other correspondence from the FDA in which the FDA asserted that the operations of the Company or any Subsidiary may not be in compliance with applicable law, in each case received by the Company or such Subsidiary from the FDA since April 1, 1991 to the date hereof and the response of the Company or such Subsidiary to the FDA to such notices from the FDA. True and complete copies of such Form 483s, Notices of Adverse Findings, letters and other correspondence and the Company's or Subsidiary's responses have heretofore been made available to Parent. Except as disclosed in the Company Commission Filings or otherwise set forth in Schedule 3.01(g), all manufacturing operations of the Company and the Subsidiaries have been and are being conducted in substantial compliance with the good manufacturing practice regulations set forth in 21 C.F.R. Parts 210 and 211.

                           (vi) Schedule 3.01(g) delivered by the Company to Parent sets forth Adverse Reaction Reports filed by the Company with the FDA during the period commencing April 1, 1991 and ending on the date hereof.

                           (vii) Neither the Company, nor any Subsidiary, nor any officer, employee or agent of either the Company or any Subsidiary has made an untrue statement of a material fact or fraudulent statement to the FDA, failed to disclose a material fact required to be disclosed to the FDA, or committed an act, made a statement, or failed to make a statement that, at the time such disclosure was made, could reasonably be expected to provide a basis for the FDA to invoke its policy respecting "Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities", set forth in 56 Fed. Reg. 46191 (September 10, 1991). Neither the

         Company nor any of the Subsidiary, nor any officer, employee or agent of either the Company or any Subsidiary has been convicted of any crime or engaged in any conduct for which debarment is mandated
         by  21  U.S.C.   ss.  335a(a)  or  authorized  by  21  U.S.C.
         ss.335a(b).

                           (viii) Except as disclosed in the Company
         Commission Filings, neither the Company nor any Subsidiary has received any written notice that the FDA has commenced, or threatened to initiate, any action to withdraw its approval or request the recall of any product of the Company or any Subsidiary, or commenced, or overtly threatened to initiate, any action to enjoin production at any facility of the Company or any Subsidiary.

                           (ix) All Drug Master Files ("DMFs") submitted to the FDA by the Company or any Subsidiary for bulk drug ingredients manufactured by the Company or such Subsidiary are up-to-date and accurately represent the Company's current manufacturing operations to the extent required by law; and all persons authorized to reference the DMFs and FDA have been notified of any changes of information in the DMFs in accordance with 21 C.F.R. ss. 314.420(c).

                           (x) The Company is in substantial compliance with the Medicare Anti-kickback Statute, 42 U.S.C. ss. 1320a-7b(b), and implementing regulations codified at 42 C.F.R. ss. 1001.

                  (h) Compliance with Laws. (i) General. Except with respect to regulatory matters (which are covered exclusively by Section 3.01(g) hereof) and environmental matters (which are covered exclusively by Section 3.01(h)(ii) below), the Company and the Subsidiaries are in compliance with all applicable laws, regulations, orders, judgments and decrees, except where the failure to so comply would not have a material adverse effect on the Condition of the Company and the Subsidiaries taken as a whole.

                           (ii) Environmental Matters. Except to the extent that the inaccuracy of any of the following (or the circumstances giving rise to such inaccuracy), individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the Condition of the Company and the Subsidiaries taken as a whole (after taking into account any reserves therefor reflected in the most recent financial statements included in the Company Commission Filings filed prior to the date hereof) ("Material
         Adverse Effect") or as set forth on  Schedule   3.01(h)(ii),   none
         of  which   scheduled  items  would reasonably,  individually  or in
         the  aggregate,  be expected to have a Material Adverse Effect:

                           (A) The Company and the  Subsidiaries  hold,  or
                  have made timely  application to renew, and are in compliance
                  with, all   Environmental   Permits,   and  the   Company
                  and  the Subsidiaries   are   in   compliance   with   all
                  applicable Environmental Laws;

                           (B) There currently are no circumstances known to
                  the Company which would reasonably be expected to prevent or interfere with compliance in the future with Environmental Permits and applicable Environmental Laws;

                           (C) None of the Company or the Subsidiaries has received notice of, nor to the knowledge of the Company is there threatened or pending against the Company or any of the Subsidiaries, any Environmental Claim, nor are there currently any circumstances, conditions or events, including, without limitation, any treatment, storage, disposal or release of Hazardous Materials, that would reasonably be expected to give rise to an Environmental Claim against the Company or any of the Subsidiaries;

                           (D)  None  of the  Company  or the  Subsidiaries
                  has entered  into or agreed to any  consent  decree or order
                  under any   applicable   Environmental   Law   that   is
                  currently outstanding, pending or unresolved, and none of the Company or the Subsidiaries is the subject of any pending or, to the knowledge of the Company, threatened judgment, decree, or order of any environmental governmental authority relating to compliance with any applicable Environmental Law or to investigation, cleanup, remediation or removal of Hazardous Materials under any applicable Environmental Law;

                           (E) There are no (i) underground  storage tanks,
                  (ii) polychlorinated biphenyls, (iii) friable asbestos or friable asbestos-containing materials or (iv) Hazardous Materials present on, at, beneath or near any facility currently or formerly owned, leased or operated by the
                  Company or any of the   Subsidiaries,   except  for  any
                  Hazardous   Materials maintained   and   stored  in
                  compliance   with   applicable Environmental  Laws  for  use
                  in the ordinary course of the business of the Company or the Subsidiaries, any of which would reasonably be expected to give rise to an Environmental Claim against the Company or any of the Subsidiaries under any Environmental Laws;

                           (F)  There  are no  past  or  present  conditions
                  or circumstances at any real property presently or formerly owned, leased or operated by the Company or
                  any of the Subsidiaries,   including  without   limitation
                  the  release, threatened   release,   emission,    discharge,
                  generation, treatment, storage or disposal of Hazardous Materials, that would reasonably be expected to give rise to an Environmental Claim against the Company or any of the Subsidiaries;

                           (G)  Neither  the  Company  nor  any  Subsidiary
                  has assumed  any  liability   relating  to  Environmental
                  Claims pursuant to any written contracts or agreements between the Company or any of the Subsidiaries and any third party;

                           (H) No liens have been  placed upon any assets of
                  the Company or the Subsidiaries in connection with any actual or alleged liability under any Environmental Law; and

                           (I) To the  knowledge of the Company,  other than
                  the filings required to secure the ISRA Clearance, neither the Company nor any of the Subsidiaries is required to give notice of or record or deliver to any
                  governmental  authority  an environmental   disclosure
                  document   or   statement   under applicable  Environmental
                  Laws by virtue of the transactions contemplated by this Agreement, or as a condition to the recording of any mortgage or to ensure the effectiveness of any of the transactions contemplated hereby.

         For purposes of this Agreement, the following terms shall have the following meanings:

                  "Environmental Claim" means any written or oral notice, claim, demand, action, suit, complaint, proceeding or other communication by any Person, including, without limitation, any federal, state or local governmental authority, alleging liability or potential liability of the Company or any of the Subsidiaries (including without limitation liability or potential liability for emergency actions, investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damage, personal injury, fines or penalties) arising out of, relating to, based on or resulting from (i) the presence, discharge, emission, release or threatened release of any Hazardous Materials at any location, whether or not owned, leased or operated by the Company or any of the Subsidiaries, or (ii) circumstances forming the basis of any violation or alleged violation of any Environmental Law or Environmental Permit.

                  "Environmental Laws" means all applicable federal, state, local and foreign statutes, rules, regulations, ordinances, orders, decrees and the common law relating in any manner to the contamination, pollution or protection of human health and safety or the environment including without limitation the Comprehensive Environmental Response, Compensation and Liability Act, the Solid Waste Disposal Act, the Resource Conservation and Recovery Act, the Clean Air Act, the Clean Water Act, the Toxic Substance Control Act, the Occupational Safety and Health Act, the Emergency Planning and Community-Right-to-Know Act, the Safe Drinking Water Act, the New

         Jersey Industrial Site Recovery Act, the New Jersey Air Pollution Control Act, the New Jersey Water Pollution Control Act, the New Jersey Solid Waste Management Act, the New Jersey Pollution Prevention Act, the Missouri Solid Waste Law, the Missouri Hazardous Waste Management Law, the Missouri Underground Storage Tank Law, the Missouri Clean Water Act, the Missouri Air Conservation Law, all as amended, and similar state laws.

                  "Environmental   Permits"   means   all   permits,
         consents, approvals, variances, licenses, registrations and other governmental authorizations issued by an environmental regulatory agency, authority or entity and required for the Company and the operations of the Company's and the Subsidiaries' facilities, and otherwise to conduct their respective businesses under Environmental Laws.

                  "Hazardous Materials" means all hazardous or toxic substances, wastes, materials or chemicals, petroleum (including
         crude oil or any fraction    thereof)    and    petroleum    products,
         asbestos   and asbestos-containing  materials,  pollutants,
         contaminants, which are regulated pursuant to any applicable Environmental Law and such other materials and substances as are regulated pursuant to any applicable Environmental Laws.

                  (i) Litigation. Except as disclosed in the Company Commission Filings or as set forth on Schedule 3.01(i) delivered to Parent by the Company, and except with respect to environmental matters (which are covered exclusively in Section 3.01(h)(ii) hereof), there is no action, suit, proceeding at law or in equity, or any arbitration or any administrative or other proceeding by or before
         (or to the knowledge of the  Company  any   investigation   by)  any
         governmental   or  other instrumentality  or  agency,  pending,  or,
         to the knowledge of the Company, threatened, against or affecting the Company or any of the Subsidiaries, or any of their properties or rights which if adversely determined would be reasonably likely to have a material adverse effect on the Condition of the Company and the Subsidiaries taken as a whole. Except as disclosed in the Company Commission Filings and except with respect to environmental matters (which are covered exclusively in Section 3.01(h)(ii) hereof), neither the Company nor any of the Subsidiaries is subject to any judgment, order or decree entered in any lawsuit or proceeding which is reasonably likely to have a material adverse effect on the Condition of the Company and the Subsidiaries taken as a whole or on the ability of the Company or any Subsidiary to conduct its business as presently conducted.

                  (j) Employee Benefit Plans. (i) Schedule 3.01(j)  delivered by the Company to Parent sets forth: (x) all "employee benefit plans," as defined in Section 3(3) of the Employee Retirement Income
         Security Act of  1974,  as  amended  ("ERISA"),   and  all  other
         employee  benefit arrangements,   policies  or  payroll  practices,
         including,  without limitation,   severance   pay,  sick  leave,
         vacation   pay,   salary continuation  for disability,  retirement,
         deferred or other executive compensation,   bonus,   stock   purchase,
         hospitalization,   medical insurance,  life insurance and scholarship
         programs, maintained by the Company or any of the Subsidiaries or to which the Company or any such Subsidiary has contributed in the past three years or is obligated to contribute thereunder for current or former employees of the Company or any such Subsidiary in each case, excluding plans disclosed under the immediately following clause (y) (the "Employee Benefit Plans"), and (y) all "employee pension plans," as defined in Section 3(2) of ERISA, subject either to
         Section 412 of the Code or to Title IV of ERISA maintained by the Company, any of the Subsidiaries or any trade or business (whether or not incorporated) which are or have at any time within the last six years been under common control, or which are or have at any time within the last six years been treated as a single employer with the Company under Section 414(b), (c), (m) or (o) of the Code
         ("ERISA  Affiliate")  or  to  which  the  Company,   any  of  the
         Subsidiaries or any ERISA Affiliate contributed or has at any time within the last six years been obligated to contribute (the "Pension Plans").

                           (ii) None of the Company, any of the Subsidiaries or any ERISA Affiliate has withdrawn in a complete or partial withdrawal from any Pension Plan which is a multiemployer plan, as defined in Section 3(37) of ERISA (each such Pension Plan being defined herein as a "Multiemployer Plan"), prior to the Effective Time, nor has any of them received any notice from a Multiemployer Plan that any of them has incurred any liability due to the termination or reorganization of a Multiemployer Plan. Parent will not have (i) except as set forth in Schedule 3.01(j) any obligation to make any contribution to any Multiemployer Plan or
         (ii) any withdrawal liability from any such Multiemployer Plan under Section 4201 of ERISA which it would not have had had it not consummated the Merger in accordance with the provisions of this Agreement.

                           (iii) Each  Employee  Benefit  Plan and Pension
         Plan intended to qualify under Section 401 of the Code, other than Multiemployer Plans, has received a determination letter from the Internal Revenue Service ("IRS") that each such Employee Benefit Plan or Pension Plan is so qualified and the trust maintained pursuant thereto is exempt from federal income taxation under Section 501 of the Code, and, to the best knowledge of the Company, nothing has occurred with respect to the operation of such Plans which could cause the loss of such qualification or exemption or the imposition of any liability, penalty or tax under ERISA or the Code.

                           (iv)  All   contributions   (including  all
         employer contributions and employee salary reduction contributions) required to have been made by the Company or the Subsidiaries under any of the Employee Benefit Plans or Pension Plans or by law (without regard to any waivers granted under Section 412 of the Code) to any funds or trusts established thereunder or in connection therewith have been made by the due date thereof (including any valid extension), and all contributions for any period ending on or before the Effective Time which are not yet due will have been paid or accrued on or prior to the Effective Time. No accumulated funding deficiencies exist in any of the Pension Plans subject to
         Section  412 of the Code,  other  than any Multiemployer Plan.

                           (v)  There  is  no   "amount  of   unfunded
         benefit liabilities" as defined in Section 4001(a)(18) of ERISA in any of the Pension Plans, other than Multiemployer Plans, as determined in accordance with the actuarial assumptions used by the Pension Benefit Guaranty Corporation, or any successor thereof ("PBGC"), to determine the level of funding required in the event of the termination of the Pension Plan.

                           (vi) There has been no "reportable event," as that term is defined in Section 4043 of ERISA and the regulations thereunder, with respect to any Pension Plan which would require the giving of notice of an event requiring disclosure under Section 4041(c)(3)(C) or 4063(a) of ERISA.

                           (vii) There is no material violation of ERISA with respect to the filing of applicable reports, documents and notices regarding the Employee Benefit Plans or Pension Plans; other than Multiemployer Plans, with the Secretary of Labor or the Secretary of the Treasury or the furnishing of such documents to the participants or beneficiaries of the Employee Benefit Plans or Pension Plans.

                           (viii) True, correct and complete copies of the following documents (where applicable), with respect to each of the Employee Benefit Plans and Pension Plans, other than, as to clauses (iii) through (vi) below, Multiemployer Plans, have been delivered or made available to Parent by the Company: (i) all plans and related trust documents, and amendments thereto; (ii) the most recent Forms 5500; (iii) the last IRS determination letter; (iv) summary plan descriptions; (v) all other material written communications addressed to employees as a group from the Company or any Subsidiary to employees relating to the Employee Benefit Plans and Pension Plans distributed within the last 12 months; and (vi) written descriptions of all unwritten agreements relating to the Employee Benefit Plans and Pension Plans.

                           (ix) There are no pending actions, claims or lawsuits which have been asserted or instituted against the Employee Benefit Plans or Pension Plans (other than any Multiemployer Plan, unless such action, claim or lawsuit relates to action or inaction on the part of the Company or any Subsidiary), the assets of any of the trusts under such plans or the plan sponsor or the plan administrator, or against any fiduciary of any such Employee Benefit Plan or Pension Plan with respect to the operation of such plans (other than routine benefit claims), nor does the Company, or any Subsidiary have knowledge of facts which could reasonably be expected to form the basis for any such claim or lawsuit.

                           (x) All amendments and actions required to bring the Employee Benefit Plans and Pension Plans, other than any Multiemployer Plan, into conformity in all material respects with all of the applicable provisions of ERISA and other applicable laws have been made or taken except to the extent that such amendments or actions are not required by law to be made or taken until a date after the Closing Date.

                           (xi)  Any  bonding   required  with  respect  to
         the Employee Benefit Plans and Pension Plans, other than any Multiemployer Plan, in accordance with applicable provisions of ERISA has been obtained and is in full force and effect.

                           (xii) The Employee Benefit Plans and Pension Plans, other than any Multiemployer Plan, have been maintained in all material respects in accordance with their terms and with all applicable provisions of ERISA (including rules and regulations thereunder) and other applicable federal and state laws and regulations, and neither the Company nor any of the Subsidiaries or "party in interest" or "disqualified person" with respect to any such Employee Benefit Plan or Pension Plan has engaged in a "prohibited transaction" within the meaning of Section 4975 of the Code or Section 406 of ERISA. No fiduciary who is a Company or Subsidiary employee has any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any Employee Benefit Plan or Pension Plan.

                           (xiii)   Neither   the   Company,   nor  any  of
         the Subsidiaries or any ERISA Affiliate has within the last six years terminated any Pension Plan subject to Title IV, or incurred any outstanding liability under Section 4062 of ERISA to the PBGC, or to a trustee appointed under Section 4042 of ERISA. All premiums due the PBGC from the Company or any Subsidiary prior to the date hereof with respect to the Employee Benefit Plans have been paid.

                           (xiv) Neither the Company nor any of the Subsidiaries maintains retiree life or retiree health insurance plans which are Employee Benefit Plans which provide for continuing benefits or coverage for any participant or any beneficiary of a participant except as may be required under Section 4980B of the Code and Section 601 of ERISA and the regulations thereunder. The Company, each Subsidiary and each ERISA Affiliate which maintains a "group health plan" within the meaning of Section 4980B of the Code has complied in all material respects with the notice and health care continuation requirements of Section 4980B of the Code and Section 601 of ERISA and the regulations thereunder.

                           (xv)   Neither   the   Company,   nor   any   of
         the Subsidiaries, any ERISA Affiliate or any organization to which the Company or any such Subsidiary or ERISA Affiliate is a successor or parent corporation, within the meaning of Section 4069(b) of ERISA, has engaged in any transaction to evade liability within the meaning of Section 4069 of ERISA.

                           (xvi) No liability under any Employee Benefit Plan or Pension Plan other than a Multiemployer Plan has been funded nor has any such obligation been satisfied with the purchase of a contract from an insurance company that is not rated AA by Standard & Poor's Corporation or the equivalent by at least one nationally recognized rating agency.

                           (xvii)  Except  as  otherwise  contemplated  by
         this Agreement, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment becoming due to any employee (current, former or retired) of the Company or any of the Subsidiaries, (ii) increase any benefits otherwise payable under any Employee Benefit Plan or Pension Plan or (iii) result in the acceleration of the time of payment or vesting of any such benefits. Any amount that could be received as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of the Company or any Subsidiary who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation ss. 1.280G-1) under any employment, severance or termination agreement, other compensation plan or Employee Benefit Plan currently in effect would not be characterized as an "excess parachute payment" (as such term is defined in (beta) 280G(b)(1) of the Code.)

                           (xviii)   None   of  the   Company   or  any  of
         the Subsidiaries has any contract, plan or commitment, whether legally binding or not, to create any additional Employee Benefit Plan or Pension Plan or to modify any existing Employee Benefit Plan or Pension Plan, except as may be required by law or under the terms of a collective bargaining agreement.

                           (xix)  Except as set forth on  Schedule
         3.01(j)(xix) delivered by the Company to Parent, no stock or other security issued by the Company or any of the Subsidiaries forms or has formed a part of the assets of any Employee Benefit Plan or Pension Plan.

                           (xx)  Except  as set  forth on  Schedule
         3.01(j)(xx) delivered by the Company to Parent, neither the Company nor any of the Subsidiaries has any liability or obligation, accrued or unaccrued, contingent or otherwise, to any former employee of the Company or any Subsidiary.

                           (xxi)  There  has been no  "mass  layoff"  or
         "plant closing"   as  defined  by  the  Worker   Adjustment   and
         Retraining Notification Act and any similar state or local "plant closing" law with respect to the employees of the Company or any Subsidiary.

                  (k)  Employment  Agreements.  Except as set forth on
         Schedule 3.01(k) delivered to Parent by the Company, there exists (i) no union, guild or collective bargaining agreement to which the Company or any Subsidiary is a party, (ii) no employment, consulting or severance agreement between the Company and any director, officer or employee of the Company which agreement is not stated to be terminable upon twelve or less months' notice except for agreements pursuant to which the per annum salary (excluding any bonuses or performance based compensation) of the employee party to such agreement does not exceed $100,000 and the remaining term thereof does not exceed two years or (iii) no employment, consulting, severance or indemnification agreement to which the Company or any Subsidiary is a party that would be altered as a result of the Merger or the other transactions contemplated hereby.

                  (l) Taxes. Except as set forth in Schedule 3.01(l) delivered to Parent by the Company: (i) the Company has filed or caused to be filed, within the times (including authorized extensions) and in the manner prescribed by law, all federal, state, local and foreign tax returns and tax reports which are required to be filed by, or with respect to, the Company or any of the Subsidiaries; (ii) all federal, state, local and foreign income, profits, franchise, sales, use, occupancy, excise and other taxes and assessments (including interest and penalties) payable by, or due from, the Company or any of the Subsidiaries have been, in all material respects, fully paid or adequately disclosed and fully provided for in the books and financial statements of the Company and the Subsidiaries; (iii) the federal income tax liability of the Company and the Subsidiaries has been finally determined for all fiscal years to and including the fiscal year ended March 31, 1990; (iv) the Company has received no notice of any examination of any tax return of the Company or any of the Subsidiaries that is currently in progress; and (v) there are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of the Company or any of the Subsidiaries.

                  (m) Absence of Undisclosed Liabilities. Except with respect
         to environmental   matters  (which  are  covered  exclusively  in
         Section 3.01(h)(ii)   hereof)  and   regulatory   matters  (which  are
         covered exclusively in Section 3.01(g) hereof), neither the Company nor any of the Subsidiaries has any material indebtedness or material liability, absolute or contingent, direct or indirect, which is required in accordance with US GAAP to be reflected on the consolidated balance sheet of the Company and its subsidiaries as of September 30, 1995 contained in the Company Commission Filings or otherwise disclosed in the Company Commission Filings other than liabilities so reflected or disclosed or incurred or accrued in the ordinary course of business (including liens of current taxes and assessments not in default) since that date. Except as shown in such balance sheet or in the notes to the financial statements contained in such Company Commission Filings, neither the Company nor any of the Subsidiaries is directly or indirectly liable upon or with respect to (by discount, repurchase agreements or otherwise), or obligated in any other way to provide funds in respect of, or to guarantee or assume, any material debt, obligation or dividend of any Person, except endorsements in the ordinary course of business in connection with the deposit of items for collection.

                  (n)  Transactions  with  Directors,  Officers and
         Affiliates. Except as disclosed in Schedule 3.01(n) delivered by the Company to Parent or in the Company Commission Filings, since March 31, 1991, there have been no transactions between the Company or any of the Subsidiaries and any director, officer, employee, stockholder or other "Affiliate" (as defined in Rule 405 under the Securities Act of 1933, as amended (the "Securities Act")) of the Company or any of the Subsidiaries, including, without limitation, loans, guarantees or pledges to, by or for the Company from, to, by or for any of such Persons. Except as disclosed in such Schedule 3.01(n) or in the Company Commission Filings, since March 31, 1991, none of the officers or directors of the Company or any of the Subsidiaries, or any spouse or relative of any of such Persons, has been a director or officer of, or has had any material direct or indirect interest in, any firm, corporation, association or business enterprise which during such period has been a supplier, customer or sales agent of the Company or any of its subsidiaries or has competed with or been engaged in any business of the kind being conducted by the Company or any of the Subsidiaries.

                  (o) Broker's or Finder's Fee. Except for Goldman, Sachs & Co. (whose fees and expenses as financial advisors to the Company will be paid by the Company in accordance with the Company's agreement with such firm, a true and correct copy of which has been previously delivered to Parent by the Company), no agent, broker, Person or firm acting on behalf of the Company or Harold Snyder, Beatrice Snyder, Beryl L. Snyder, Brian S. Snyder or Jay
         T. Snyder is, or will be, entitled to any fee, commission or broker's or finder's fees from any of the parties hereto, or from any Person controlling, controlled by, or under common control with any of the parties hereto, in connection with this Agreement or any of the transactions contemplated hereby.

                  (p) Opinion of Financial Advisor. The Company has received the opinion of Goldman, Sachs & Co., dated the date hereof, to the effect that, as of such date, the Exchange Ratio is fair to the Company's stockholders.

                  (q)  Vote  Required.   The  approval  of  the  Merger  by
         the affirmative vote of two-thirds of the votes that holders of the outstanding shares of Company Common Stock are entitled to cast is the only vote of the holders of any class or series of the Company's capital stock necessary to approve the transactions contemplated hereby.

                  (r) Material Contracts. Schedule 3.01(r) lists all material contracts and agreements to which, as of the date hereof, the Company or any Subsidiary is a party which were not filed as exhibits to the Company Commission Filings, which are not cancelable by the Company or its Subsidiary on less than 60 days' notice and which involve or relate to (i) obligations of the Company or any Subsidiary for borrowed money where the amount of such obligations exceeds $50,000 individually, (ii) the lease by the Company or any Subsidiary, as lessee or lessor, of real property for rent of more than $10,000 per annum, (iii) the purchase or sale of goods
         (other than raw material to be purchased by the Company in amounts and at prices substantially consistent with past practices of the Company) or services with an aggregate minimum purchase price of more than $100,000 per annum, (iv) rights to manufacture
         and/or  distribute  any   Pharmaceutical   Product  which accounted
         for more than $50,000 of the consolidated revenues of the Company and the Subsidiaries during the fiscal year ended March 31, 1995 or under which the Company or any Subsidiary received or paid license or other fees in excess of $50,000 during the said fiscal year, (v) the purchase or sale of assets or properties not in the ordinary course of business having a purchase price in excess of $100,000 or (vi) individual capital expenditures or commitments in excess of $100,000. All such contracts and agreements are duly and validly executed by the Company or such Subsidiary, and are in full force and effect. No event has occurred which, after notice or the passage of time or both, would constitute a material default under any such contract or agreement. Except as disclosed on Schedule 3.01(r), all such contracts and agreements will continue, after the Effective Time, to be binding in accordance with their respective terms until their respective expiration dates.

                  (s) Accounting Matters. The Company knows of no reasons, within its control, why the Merger will not be capable of being treated as a pooling of interest transaction under APB 16. The Company has not taken any action that will prevent the Merger from being recorded as a pooling of interest transaction under APB 16.

                  (t) Tax Matters. The Company knows of no fact or circumstance which is reasonably likely to cause the Merger to be treated other than as a tax-free reorganization under Section 368(a)(1)(A) of the Code by virtue of Section 368(a)(2)(E) of the Code.

         3.02 Representations and Warranties of Parent and Sub. Parent and Sub represent and warrant to the Company as follows:

                  (a) Due Organization, Good Standing and Power. Each of Parent and its subsidiaries is a corporation duly organized and validly existing and in good standing (where applicable) under the
         laws of its jurisdiction  of  organization   and  each  such
         corporation has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of Parent and its subsidiaries is duly qualified or licensed to do business and is in good standing (where applicable) in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it make such qualification necessary, except in such jurisdictions where the failure to be so qualified or licensed and in good standing (where applicable) would not have a material adverse effect on the Condition of Parent and its subsidiaries taken as a whole.

                  (b) Authorization and Validity of Agreement. Each of Parent and Sub has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to
         consummate the transactions   contemplated   hereby.   The  execution,
         delivery and performance of this Agreement by each of Parent and Sub, and the consummation by it of the transactions contemplated hereby, have been duly authorized by the Board of Directors of each of Parent and Sub and no other corporate action on the part of either of Parent or Sub is necessary to authorize the execution, delivery and performance of this Agreement by each of Parent and Sub and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Parent and Sub and is a valid and binding obligation of each of Parent and Sub, enforceable against each of Parent and Sub in accordance with its terms, except that such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, and general equitable principles.

                  (c) Capitalization. (i) The authorized share capital of Parent consists of 992,930,000 Ordinary Shares. As of December 31, 1995, (i) there were 554,228,366 Ordinary Shares issued and outstanding and (ii) employee share options to subscribe for an aggregate of 6,219,966 Ordinary Shares were outstanding. All such issued Ordinary Shares and all Ordinary Shares issued in connection with the Merger have been, or will be, as the case may be, duly authorized and validly issued as fully paid or credited as fully paid and were not and, in the case of Ordinary Shares issued in connection with the Merger, will not have been, issued in violation of any preemptive right. Except as set forth in this Section 3.02(c) or on Schedule 3.02(c) delivered to the Company by Parent and except for changes since December 31, 1994 resulting from the exercise of employee share options outstanding on such date, (i) there is no share capital of Parent authorized, issued or outstanding and (ii) there are not as of the date hereof, and at the Effective Time there
         will  not  be,  any  outstanding  options,   warrants,   rights,
         subscriptions,   claims  of  any  character,  agreements,
         obligations, convertible  or   exchangeable   securities,   or  other
         commitments, contingent or otherwise, relating to Ordinary Shares or any other share capital of Parent, pursuant to which Parent is or may become obligated to issue or purchase or otherwise acquire Ordinary Shares or any other share capital or securities convertible into, exchangeable for, or evidencing the right to subscribe for, any share capital of Parent.

                  (ii) All of the outstanding shares of capital stock of each of Parent's subsidiaries (other than directors' qualifying shares) except for subsidiaries with no material assets or liabilities have been validly issued as fully paid or credited as fully paid, were not issued in violation of any preemptive rights and are beneficially owned, directly or indirectly, by Parent, free and clear of all liens, encumbrances, options or claims whatsoever.

                  (d) Consents and Approvals;  No Violations.  Assuming that
         (i) the filings required under the HSR Act are made and the waiting period thereunder has been terminated or has expired; (ii) the filing of the Proxy Statement is made and the Registration Statement and the F-6 Registration Statement are declared effective;

         (iii) the filing of the Certificate of Merger and other appropriate merger documents, if any, as required by the laws of the State of Delaware is made; (iv) any applicable state securities or Blue Sky laws are complied with; and (v) the Controller of Foreign Currency of the Bank of Israel has approved the Merger, the issuance of the Ordinary Shares in connection therewith and the other transactions contemplated by this Agreement, the Israeli Securities Authority has issued the required permit to publish the Proxy Statement or granted an exemption from such requirement, and the Tel Aviv Stock Exchange ("TASE") has delivered an agreement in principle to list the Ordinary Shares to be issued in connection with the transactions contemplated hereby, the execution and delivery of this Agreement by Parent and Sub and the consummation by Parent and Sub of the transactions contemplated hereby will not: (1)
         violate any provision of the Memorandum of Association or Articles of Association of Parent or the Certificate of Incorporation or By-Laws of Sub; (2) violate any statute, ordinance, rule, regulation, order or decree of any court or of any governmental or regulatory body, agency or authority applicable to Parent or any of its subsidiaries or by which their respective properties or assets may be bound, including, without limitation, any consent decrees, court orders or judgments; (3) require any filing with, or permit, consent or approval of, or the giving of any notice to any Governmental Entity; or (4) result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Parent or any of its subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement, lease or other instrument or obligation to which Parent or any of its subsidiaries is a party, or by which it or any of their respective properties or assets may be bound, excluding from the foregoing clauses (3) and (4) filings, permits, consents, approvals and notices, the absence of which, and violations, breaches, defaults, conflicts and liens which, in the aggregate, would not have a material adverse effect on the Condition of Parent and its subsidiaries taken as a whole.

                  (e)  Parent  Reports  and  Financial  Statements;
         Accounting Records. (i) Since December 31, 1991, Parent has filed all forms, reports and documents with the Commission required to be filed by it pursuant to the U.S. federal securities laws
         and  the  rules  and regulations  promulgated   thereunder,   and  all
         forms, reports and documents filed with the Commission have complied in all material respects with all applicable
         requirements  of  the  U.S.   federal securities laws and the
         Commission rules and regulations promulgated thereunder. Parent has heretofore delivered to the Company true and complete copies of all forms, reports, registration statements and other filings filed by the Company with the Commission since December 31, 1991 (such forms, reports, registration statements and other filings,
         together  with  any   amendments   thereto,   are  sometimes
         collectively referred to as the "Parent Commission Filings"). As of their respective dates, the Parent Commission Filings did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (ii) The audited consolidated financial statements included in the Parent Commission Filings comply as to form in all material respects with applicable accounting requirements and with the rules and regulations of the Commission with respect thereto, were prepared in accordance with accounting principles generally accepted in Israel ("Israel GAAP") (as in effect from time to time), which as applicable to Parent are substantially the same as US GAAP, applied on a consistent basis (except as may be indicated therein or in the notes or schedules thereto) and fairly present in
         all  material  respects the consolidated   financial   position  of
         Parent and its consolidated subsidiaries as of the dates thereof and the results of their operations and changes in cash flows, as the case may be, for the periods then ended. The unaudited interim financial statements included in the Parent Commission Filings were prepared in accordance with Israel GAAP (as in effect from time to time) applied on a consistent basis (except as may be indicated therein or in the notes or schedules thereto) and fairly present the consolidated financial position of Parent and its consolidated subsidiaries as of the dates thereof and the results of their operations and changes in cash flows, as the case may be, for the periods then ended subject to normal and recurring year-end audit adjustments and any other adjustments described therein.

                  (iii) Parent and its subsidiaries keep proper accounting records in which all material assets and liabilities, and all material transactions, of Parent and its subsidiaries are recorded in conformity with applicable accounting principles. No part of Parent's or any subsidiary's accounting system or records, or access thereto, is under the control of a Person who is not an employee of Parent or such subsidiary.

                  (f) Absence of Certain Changes. Except as disclosed in Parent Commission Filings distributed to stockholders prior to the date hereof and except as set forth on Schedule 3.02(f) delivered to the Company by Parent, since December 31, 1994, (i) there has not been any material adverse change in the Condition of Parent and its subsidiaries taken as a whole; (ii) the businesses of Parent and its subsidiaries have been conducted only in the ordinary course; and (iii) Parent and its subsidiaries have not increased the compensation of any officer or granted any general salary or benefits increase to their employees other than in the ordinary course of business.

                  (g) Compliance with Laws. (i) General. Except with respect to regulatory matters (which are covered exclusively by Section 3.02(o) hereof) and environmental matters (which are covered
         exclusively by Section  3.02(g)(ii)  below),   Parent  and  its
         subsidiaries are in compliance with all applicable laws, regulations, orders, judgments and decrees, except where the failure to so comply would not have a material adverse effect on the Condition of Parent and its subsidiaries taken as a whole.

                           (ii) Environmental Matters. Except to the extent that the inaccuracy of any of the following (or the circumstances giving rise to such inaccuracy), individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the Condition of Parent (after taking into account any reserves therefor included in the Parent Commission Filings filed prior to the date hereof) or as set forth on Schedule 3.02(g)(ii) (none of which scheduled items are expected to have a material adverse effect):

                                    (A)  Parent  is  in   compliance   with
                           all applicable   Environmental   Laws  and  any
                           permits, authorizations,  licenses and certificates
                           issued by any  governmental   regulatory  authority
                           or  entity pursuant to Environmental Laws;

                                    (B)  Parent  has  obtained,  or made
                           timely application   for,  all  permits   required
                           for  its operations under Environmental Laws;

                                    (C)  there  are  no  uncontrolled
                           Hazardous Materials present in the environment or, to Parent's knowledge, imminent threatened releases of Hazardous Substances into the environment at any of Parent's facilities; and

                                    (D) Parent has  received  no written
                           notice that it is or may be liable for cleanup or other costs relating to environmental matters as a result of (1) any Hazardous Materials in the environment at any facility owned or operated by Parent or (2) the off-site disposal of Hazardous Materials generated by Parent at any of its facilities.

                  (h)  Litigation.  Except as  disclosed  in  Parent
         Commission Filings or as set forth on Schedule 3.02(h) delivered to the Company by Parent, there is no action, suit, proceeding at law or in equity, or any arbitration or any administrative or other proceeding by or before (or to the knowledge of Parent any investigation by) any governmental or other instrumentality or agency, pending, or, to the knowledge of Parent, threatened, against or affecting Parent or any of its subsidiaries, or any of their properties or rights which if adversely determined would be reasonably likely to have a material adverse effect on the Condition of Parent and its subsidiaries taken as a whole. Except as disclosed in Parent Commission Filings, neither Parent nor any of its subsidiaries is subject to any judgment, order or decree entered in any lawsuit or proceeding which is reasonably likely to
         have a  material   adverse  effect  on  the  Condition  of  Parent
         and its subsidiaries taken as a whole or on the ability of Parent or any subsidiary to conduct its business as presently conducted.

                  (i) Taxes. Parent has filed or caused to be filed, within the times and in the manner prescribed by law, all tax returns (including authorized extensions) and tax reports which are required by Israel, the United States and any other country, state and locality to be filed by, or with respect to, Parent or any of its subsidiaries. All income, profits, franchise, sales, use, occupancy, excise and other taxes and assessments (including interest and penalties) payable by, or due from, Parent or any of its subsidiaries under the laws of Israel, the United States and any other country, state and locality have been fully paid or adequately disclosed and fully provided for in the books and financial statements of Parent and its subsidiaries.

                  (j)  Broker's  or  Finder's  Fee.  Except for Lehman
         Brothers (whose fees and expenses as financial advisor to Parent and Sub will be paid by Parent in accordance with Parent's agreement with such firm, a true and correct copy of which has been previously delivered to the Company by Parent), no agent, broker, Person or firm acting on behalf of Parent or Sub is, or will be, entitled to any fee, commission or broker's or finder's fees from any of the parties hereto, or from any Person controlling, controlled by, or under common control with any of the parties hereto, in connection with this Agreement or any of the transactions contemplated hereby.

                  (k) Accounting Matters. Parent knows of no reason, within its control, why the Merger will not be capable of being treated as a pooling of interest transaction under APB 16. Parent has not taken any action that will prevent the Merger from being recorded as a pooling of interest transaction under APB 16.

                  (l) Tax Matters. Parent knows of no fact or circumstance which is reasonably likely to cause the Merger to be treated other than as a tax-free reorganization under Section 368(a)(1)(A) of the Code by virtue of Section 368(a)(2)(E) of the Code.

                  (m) Operations of Sub. Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

                  (n) Absence of Undisclosed Liabilities. Parent does not have any material indebtedness or material liability which is required in accordance with Israel GAAP to be reflected on the consolidated balance sheet of Parent as of December 31, 1994 contained in the Parent Commission Filings or otherwise disclosed in the Parent Commission Filings other than liabilities so reflected or disclosed or incurred or accrued in the ordinary course of business (including liens of current taxes and assessments not in the default) since that date. Except as shown in such balance sheet or in the notes to the financial statements contained in such Parent Commission Filings, neither Parent nor Sub is directly or indirectly liable upon or with respect to (by discount, repurchase agreements or otherwise), or obligated in any other way to provide funds in respect of, or to guarantee or assume, any material debt, obligation or dividend of any Person, except endorsements in the ordinary course of business in connection with the deposit of items for collection.

                  (o) Regulatory Compliance. (i) As to each drug manufactured, marketed, sold or licensed by Parent in the United States for which an NDA or ANDA has been approved or an IND has been submitted to the FDA and become effective, Parent and its subsidiaries are in substantial compliance with 21 U.S.C. ss.ss. 355 or 357 or 21 C.F.R. Parts 312, 314 or 430 et. seq., respectively, and all terms and conditions of such applications. As to each such drug, Parent and any relevant subsidiary, and the officers, employees or agents of Parent or such subsidiary have included in the application for such drug, where required, the certification described in 21 U.S.C. ss. 335a(k)(1) and the list described in 21 U.S.C. ss.335a(k)(2), and such certification and such list was in each case true and accurate when made and remained true and accurate thereafter. In addition, Parent is in substantial compliance with all applicable registration and listing requirements set forth in 21 U.S.C. ss. 360 and 21 C.F.R. Part 207.

                           (ii) Each article of drug manufactured and/or distributed by Parent or any of its subsidiaries in the United States is not adulterated within the meaning of 21 U.S.C. ss.351 or misbranded within the meaning of 21 U.S.C. ss.352, and is not a product that is in violation of 21 U.S.C. ss.355.

                           (iii) Except as  disclosed  in the Parent
         Commission Filings or otherwise set forth in Schedule 3.02(o), all manufacturing operations of Parent and its subsidiaries in the United States have been and are being conducted in substantial compliance with the good manufacturing practice regulations set forth in 21 C.F.R. Parts 210 and 211.

                           (iv)  Except as  disclosed  in the Parent
         Commission Filings, neither Parent nor any of its subsidiaries has received any written notice that the FDA has commenced, or threatened to initiate, any action to withdraw its approval or request the recall of any product of Parent or any of its subsidiaries, or commenced, or overtly threatened to initiate, any action to enjoin production at any facility of Parent or any of its subsidiaries.

                           (v) Each drug manufactured outside the United States by Parent or any of its subsidiaries is manufactured in accordance with applicable rules and regulations of the jurisdiction in which such drug is manufactured. Each drug manufactured by Parent or any of its subsidiaries and exported into another jurisdiction for distribution is imported into such jurisdiction in accordance with applicable rules and regulations of the jurisdiction into which such drug is imported.

                           (vi) Neither Parent, nor any of its subsidiaries, nor any officer, employee or agent of either Parent or any of its subsidiaries has made an untrue statement of a material fact or fraudulent statement to the FDA, failed to disclose a material fact required to be disclosed to the FDA, or committed an act, made a statement, or failed to make a statement that, at the time such disclosure was made, could reasonably be expected to provide a basis for the FDA to invoke its policy respecting "Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities", set forth in 56 Fed. Reg. 46191 (September 10, 1991). Neither Parent nor any of its subsidiaries, nor any officer, employee or agent of either Parent or any of its subsidiaries has been convicted of any crime or engaged in any conduct for which debarment is mandated by 21 U.S.C. ss. 335a(a) or authorized by 21 U.S.C. ss.335a(b).

                                   ARTICLE IV

           CONDUCT OF BUSINESS; TRANSACTIONS PRIOR TO CLOSING DATE;
                             ADDITIONAL AGREEMENTS

         4.01  Conduct of Business of the Company.  The Company agrees that, except as expressly permitted, required or contemplated by, or otherwise described in, this Agreement, or required by law or governmental agency or otherwise consented to or approved in writing by Parent, during the period commencing on the date hereof and ending on the Closing Date:

                  (a) The  Company  and each of its  subsidiaries  will
         conduct their respective operations in all material respects only according to their ordinary and usual course of business and will use their reasonable efforts to preserve intact their
         respective   business organizations, keep available the services of
         their directors, officers and employees, preserve in full force and effect all material licenses and approvals held by them and maintain satisfactory relationships with, suppliers, distributors, clients and others having material business relationships with them;

                  (b) Neither the Company nor any of its  subsidiaries  will
         (i) make any change in or amendment to its Certificate of Incorporation or By-Laws; (ii) issue or sell any shares of its capital stock or share capital (other than in connection with (A) the Company's Stockholder Dividend Reinvestment and Stock Purchase Plan or (B) the exercise of options granted under employee and directors' stock option plans outstanding on the date hereof) or any of its other securities, or issue any securities convertible into, or options, warrants or rights to purchase or subscribe to, or enter into any arrangement or contract with respect to the issuance or sale of, any shares of its capital stock or any of its other securities, or make any other changes in its capital structure;
         (iii) declare, pay or make any dividend or other distribution or payment with respect to, or split, combine, redeem or reclassify, any shares of its capital stock or share capital other than in accordance with the Company's Restricted Stock Purchase Plan or Shareholder Dividend Reinvestment and Stock Purchase Plan; (iv) enter into any contract or commitment with respect to capital expenditures in excess of those set forth in Schedule 4.01(b) delivered to Parent by the Company or in excess of $100,000, individually, or $200,000, in the aggregate, or enter into any other material contracts or commitments except contracts in the ordinary course of business; (v) acquire assets (other than as contemplated by clause (iv) above), other than in the ordinary course of business, in an amount in excess of $100,000, individually, or $200,000, in the aggregate, or dispose of (including by way of sale, lease or encumbrance), other than in the ordinary course of business, a material amount of assets or release or relinquish any material rights under any material contract; (vi) except as contemplated by this Agreement, amend any employee or non-employee benefit plan or program, employment agreement, license agreement or retirement agreement, or pay any bonus or contingent compensation, except in each case in the ordinary course of business consistent with past practice prior to the date of this Agreement;
         (vii) incur any indebtedness for borrowed money (other than by drawing under current revolving credit agreements (as such agreements are in effect on the date hereof and without giving effect to any waivers of any of the provisions of such agreements)) or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of the Company or any of its subsidiaries or guarantee any debt securities of others; (viii) agree, in writing or otherwise, to take any of the foregoing actions; (ix) make any material change in its method of accounting or record keeping not otherwise required by US GAAP; or (x) agree to the settlement of any material litigation for any amounts in excess of those reserved on the Company's books and records;

                  (c) The Company will not, nor will the Company permit any of its subsidiaries to, purchase or acquire, or offer to purchase or acquire, any shares of its capital stock, other than in connection with the Company's Restricted Stock Purchase Plan and Stockholder Dividend Reinvestment and Stock Purchase Plan; and

                  (d) The Company will deliver to Parent all of Company's monthly and quarterly, if any, financial statements for periods and dates subsequent to March 31, 1995, as soon as practicable after the same are available to the Company.

Any action consented to under this Section 4.01 shall not be deemed to constitute a breach of any representation or warranty contained in this Agreement.

         4.02 Access to Information Concerning Business and Records. (a) During the period commencing on the date hereof and ending on the Closing Date, the Company shall, upon reasonable notice, afford to Parent and Parent's counsel, accountants and other authorized representatives, reasonable access during normal business hours to the properties, books and records of the Company and its subsidiaries in order that they may have the opportunity to make such investigations as they shall desire of the affairs of the Company and its subsidiaries; such investigation shall not, however, affect the representations and warranties made in this Agreement. The Company agrees to cause its officers and employees to furnish such additional financial and operating data and other information and respond to such inquiries as Parent shall from time to time request.

         (b) During the period commencing on the date hereof and ending on the Closing Date, Parent shall, upon reasonable notice, afford to the Company and the Company's counsel, accountants and other authorized representatives, reasonable access during normal business hours to the properties, books and records of Parent and its subsidiaries in order that they may have the opportunity to make such investigations as they shall desire of the affairs of Parent and its subsidiaries; such investigation shall not, however, affect the representations and warranties made in this Agreement. Parent agrees to cause its officers and employees to furnish such additional financial and operating data and other information and respond to such inquiries as the Company shall from time to time request.

         4.03 Confidentiality. Information obtained by Parent and the Company pursuant to this Agreement shall be subject to the provisions of the Confidentiality Agreement between the Company and Parent.

         4.04 Registration Statement/Proxy Statement; Listing on Tel Aviv Stock Exchange. (a) As promptly as practicable after the execution of this Agreement, the Company and Parent shall prepare and file with the Commission preliminary proxy materials which shall constitute the preliminary Proxy Statement and a preliminary prospectus with respect to the Ordinary Shares and ADSs to be issued in connection with the Merger. As promptly as practicable after comments are received from the Commission with respect to the preliminary proxy materials and after the furnishing by the Company and Parent of all information required to be contained therein (including, without limitation, financial statements and supporting schedules and certificates and reports of independent public accountants), the Company shall file with the Commission the definitive Proxy Statement and Parent shall file with the Commission the definitive Proxy Statement and the Registration Statement, which Proxy Statement and Registration Statement shall each comply in all material respects with the applicable requirements of the Exchange Act and Securities Act, respectively, and the applicable rules and regulations of the Commission thereunder. Parent and the Company shall use their best efforts to cause the Registration Statement to become effective as soon thereafter as practicable. The definitive Proxy Statement shall contain the opinion of Goldman, Sachs & Co. referred to in Section 3.01(p) of this Agreement, provided that such opinion shall be brought down to and dated, a date not more than two business days prior to the date of the Proxy Statement.

         (b) The Company shall cause the Proxy Statement to be mailed to the stockholders of the Company and, if necessary, after the Proxy Statement shall
have  been  so  mailed,  promptly  circulate  amended,   supplemental  or
supplemented proxy material and, if required in connection therewith, resolicit proxies.

         (c) Each of Parent and Sub, on the one hand, and the Company, on the other hand, warrants to the other that the information provided and to be provided by Parent and Sub and the Company, respectively, for use in each of
the Registration   Statement,   on  the  date  the  Registration  Statement
becomes effective, and the Proxy Statement, on the date the Proxy Statement is filed with the Commission, on the date it is first mailed to the Company's stockholders and on the date of the Special Meeting (as defined in Section 4.06 below) shall not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of Parent and Sub, on the one hand, and the Company, on the other, shall notify the other parties promptly of the receipt of any comments by the Commission and of any request by the Commission for amendments or supplements to the preliminary Proxy Statement, the Proxy Statement or the Registration Statement or for additional information, and shall supply one another with copies of all correspondence with the Commission with respect to any of the foregoing. If at any time prior to the Special Meeting, any event should occur relating to Parent or Sub (or any of their respective affiliates, directors or officers) which should be described in an amendment or supplement to the Proxy Statement or the Registration Statement, Parent shall promptly inform the Company. If at any time prior to the Special Meeting, any event should occur relating to the Company, its subsidiaries or any of their respective affiliates, directors or officers which should be described in an amendment or supplement to the Proxy Statement or the Registration Statement, the Company shall promptly inform Parent. Whenever any event occurs which should be described in an amendment or supplement to the Proxy Statement or the Registration Statement, Parent and the Company shall, upon learning of such event, cooperate with each other promptly to file and clear with the Commission and, if applicable, mail such amendment or supplement to the stockholders of the Company.

         (d) Each of Parent and Sub, on the one hand, and the Company, on the other hand, warrants to the other that all information concerning the
Parent,  Sub  and  Parent's  other   subsidiaries,   and  the  Company  and
its subsidiaries, respectively, to be supplied expressly for inclusion in the listing application to be prepared for and filed with the TASE with respect to Ordinary Shares to be issued in connection with the transactions contemplated hereby and any supplements thereto and any other materials or documents issued to stockholders or employees of Parent on or after the date hereof will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (e) Parent and the Company shall make all necessary filings with respect to the Merger under the Securities Act and the Exchange Act and the rules and regulations thereunder and under applicable blue sky or similar laws and shall use their best efforts to obtain required approvals and clearances with respect thereto.

         4.05 Employee Benefits. (a) Parent shall cause the Surviving Corporation to adopt a severance plan providing for payment to each employee of the Company, whose tenure and conditions of employment are not covered by a collective bargaining agreement, and whose employment is terminated within one year after the Effective Time a severance benefit in cash in an amount equal to: (i) in the case of Vice Presidents and Assistant Vice Presidents of the Company, twelve (12) months base salary, payable in equal monthly installments, and (ii) in the case of other non-union employees, such employee's regular weekly base pay multiplied by the number of years of employment such employee has had with the Company up to ten (10) years of employment, plus two times such weekly salary multiplied by the number of years of such employment beyond the tenth year (such payment to be paid on a weekly basis in an amount not exceeding such regular weekly base pay, and reduced by any applicable withholding and payroll taxes); provided, however, that the Surviving Corporation shall be free to include customary provisions in such severance plan including, without limitation, provisions which preclude payment in the event of a termination for cause and payment as a result of inter-plant transfers among the Company's New Jersey facilities. Any such employee whose employment is terminated after the first anniversary of the Effective Time shall be entitled to the same severance benefits as are payable to other non-union employees of Parent's U.S. generic drug subsidiary.

         (b) At the Effective Time, subject to applicable law, all of the Employee Benefit Plans as of the Closing Date, other than those involving stock of the Company ("Current Benefits") and all employment agreements between the Company and any of its employees in effect as of the Closing Date shall continue, and for not less than one year from and after the Closing Date, Parent shall provide for the employees of the Surviving Corporation to continue to participate in the Current Benefits and to be provided aggregate benefits thereunder that are not less than those provided thereunder during the Company's fiscal year ended March 31, 1995. Nothing herein shall preclude any change effected after such one-year period on a prospective basis in any Employee Benefit Plan or Pension Plan or prohibit Parent or the Surviving Corporation from terminating any particular Employee Benefit Plan following such one-year period, provided that to the extent Parent or the Surviving Corporation terminates any Employee Benefit Plan after the Effective Time, and any U.S. generic drug subsidiary of Parent has in place a benefit plan providing benefits of the same general type as the terminated Employee Benefit Plan to its similarly situated subsidiaries' employees, Parent shall thereafter permit the employees of the Surviving Corporation to participate in such employee benefit plan of its U.S. subsidiary or a similar plan.

         4.06  Company Stockholder Approval; Recommendation.  Subject to
Section 4.17, the Company, acting through its Board of Directors, shall (i) call a special meeting of the holders of Company Common Stock for the purpose of voting upon this Agreement and the Merger (the "Special Meeting") and (ii) include in the Proxy Statement the recommendation of its Board of Directors that holders of Company Common Stock approve and adopt this Agreement and approve the Merger.

         4.07 Stock Options. The Company shall take such action as may be permitted under the Stock Option Plans to effect the actions described in
Section 2.05 and shall comply with all requirements regarding income tax withholding in connection therewith. In addition to the foregoing, the Company will take all steps necessary to obtain and deliver to Parent, at or prior to the Effective Time, the written consent of each optionee under the Stock Option Plans to the actions described in Section 2.05 hereof and shall take whatever action is reasonably required to satisfy Parent that no holder of options or rights under the Stock Option Plans will have any right to acquire any interest in the Company or Parent as a result of the exercise of options on or after the Effective Time. The Company shall not make any further grants of options or rights of any nature under the Stock Option Plans after the date of this Agreement, nor shall the Company's Board of Directors, Compensation Committee or Stock Option Committee take any action that is inconsistent with Section
2.05 or this Section 4.07 of this Agreement.

         4.08 Letters of the Company's Accountants. The Company shall use its best efforts to cause to be delivered to Parent a letter of Ernst & Young, the Company's independent auditors, dated a date within two business days before the date of the Proxy Statement and a second bring-down letter, dated a date within two business days before the Effective Time, in each case addressed to Parent, in form and substance reasonably satisfactory to Parent and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement. The accountants' letters shall not consider any changes arising from the announcement or consummation of the Merger or the other transactions contemplated by this Agreement.

         4.09  Letters of Parent's Accountants.   Parent shall use its best
efforts to cause to be delivered to the Company a letter of Kesselman & Kesselman, Parent's independent auditors, dated a day within two business days before the date on which the Registration Statement shall become effective and a second bring-down letter, dated a date within two business days before the Effective Time, in each case addressed to the Company, in form and substance reasonably satisfactory to the Company and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement. The accountants' letters shall not consider any changes arising from the announcement or consummation of the Merger or the other transactions contemplated by this Agreement.

         4.10 Notices of Certain Events. Each party hereto shall promptly notify the other parties of: -------------------------

                  (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

                  (b) any notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement;

                  (c) any actions, suits, claims, investigations or proceedings commenced or, to the best of its knowledge threatened against, relating to or involving or otherwise affecting any of Parent, Sub or the Company, as the case may be, or any of their respective subsidiaries which relate to the consummation of the transactions contemplated by this Agreement; and

                  (d) such party's obtaining knowledge of the occurrence, or failure to occur, of any event which occurrence or failure to occur will be likely to cause (A) any representation or warranty contained in this Agreement to be untrue and inaccurate in any material respect, or (B) any material failure of any party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties or obligations of the parties or the conditions to the obligations of the parties hereunder.

         4.11 Tel Aviv Stock Exchange Listing. Parent shall make application to the TASE for, and use its best efforts to obtain, the listing of the additional Ordinary Shares to be issued pursuant to this Agreement on the TASE.

         4.12 NASDAQ/NMS Admission. Parent shall use its best efforts to cause the ADSs issued pursuant to the Merger to be admitted for trading on the NASDAQ/NMS, subject to official notice of issuance.

         4.13 HSR Act. The Company and Parent shall, as soon as practicable after the date of this Agreement, file Notification and Report Forms under the HSR Act with the Federal Trade Commission (the "FTC") and the Antitrust

Division of the Department of Justice (the "Antitrust Division") and shall use their best efforts to respond as promptly as practicable to all inquiries received from the FTC or the Antitrust Division for additional information or documentation.

         4.14 Indemnification; Officers' and Directors' Insurance. (a) From and after the Effective Time, Parent and the Surviving Corporation shall indemnify, defend and hold harmless each person who was, is now, or who becomes prior to the Effective Time, an officer, director or employee of the Company (the "Indemnified Parties") against all losses, expenses, claims, damages, liabilities, costs, expenses, judgments or amounts that are paid in settlement with the approval of the indemnifying party (which approval will not be unreasonably withheld) arising out of the transactions contemplated by this Agreement to the fullest extent provided for under the Company's Certificate of Incorporation and By Laws as in effect as of the date hereof or permitted or required by applicable law, including without limitation the advancement of expenses. Parent agrees that all rights to indemnification existing in favor of the directors, officers or employees of the Company as provided in the Company's Certificate of Incorporation or By-Laws, as in effect as of the date hereof, with respect to matters occurring through the Effective Time, shall survive the Merger and shall continue in full force and effect for a period of not less than six years from the Effective Time, and Parent hereby guarantees the due and prompt performance in full of such indemnification obligations of the Surviving Corporation. Parent agrees to use its best efforts to cause the Surviving Corporation to maintain in effect for not less than three years after the Effective Time the current policies of directors' and officers' liability insurance maintained by the Company with respect to matters occurring prior to the Effective Time; provided, however, that (i) the Surviving Corporation may substitute therefor policies of at least the same coverage (with carriers comparable to the Company's existing carriers) containing terms and conditions which are no less advantageous to the Indemnified Parties and (ii) the Surviving Corporation shall not be required to pay a premium at a rate for such insurance in excess of 150% of the annual premium rate represented by the last premium paid prior to the date hereof, but in such case shall purchase as much coverage as possible for such amount and (iii) any or all of the Indemnified Parties shall have the right to provide funds to the Surviving Corporation to fund premiums to the extent they exceed such 150% level.

         (b) In the event that any action, suit, proceeding or investigation relating hereto or to the transactions contemplated by this Agreement is commenced, whether before or after the Effective Time, the parties hereto agree to cooperate and use their respective best efforts to vigorously defend against and respond thereto.

         (c) The provisions of this Section 4.14 are intended for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

         4.15 Best Efforts. Each of the Company, Parent and Sub shall, and shall cause each of their respective subsidiaries to, cooperate and use their respective best efforts to take, or cause to be taken, all appropriate action, and to make, or cause to be made, all filings necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, their respective best efforts to obtain, prior to the Closing Date, all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities (including, without limitation, ISRA Clearance) and parties to contracts with the Company and its subsidiaries and Parent and its subsidiaries as are necessary for consummation of the transactions contemplated by this Agreement and to fulfill the conditions to the Merger.

         4.16 Rule 145. Schedule 4.16 delivered by the Company to Parent identifies "Affiliates" of the Company for purposes of Rule 145 under the Securities Act. The Company shall cause each such Person to deliver to Parent prior to the Closing Date a written agreement substantially in the form of Exhibit A hereto, or in the case of Harold Snyder and Beatrice Snyder and certain trusts which they have established a written agreement substantially in the form of Exhibit A-1 hereto (each an "Affiliate Agreement").

                  4.17 No Solicitation. (a) The Company shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any officer or director of, or any investment banker, attorney or other advisor or representative of, the Company or any of its subsidiaries to, directly or indirectly, (i) solicit, initiate or encourage the submission of any Takeover Proposal or (ii) participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal; provided, however, that, to the extent required by the fiduciary obligations of the Board of Directors of the Company, as determined in good faith by the Board of Directors after reviewing the advice of outside counsel, the Company may, (A) in response to an unsolicited request therefor, furnish information with respect to the Company to any Person pursuant to a customary confidentiality agreement (as determined by the Company's outside counsel) and discuss (1) such information (but not the terms of any possible Takeover Proposal) and (2) the terms of this Section
4.17 with such Person and (B) upon receipt by the Company of a Takeover Proposal, following delivery to Parent of the notice required pursuant to Section 4.17(c), participate in discussions or negotiations regarding such Takeover Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any officer or director of the Company or any of its subsidiaries or any investment banker, attorney or other advisor or representative of the Company or any of its subsidiaries, whether or not such Person is purporting to act on behalf of the Company or any of its subsidiaries or otherwise, shall be deemed to be a breach of this Section 4.17(a) by the Company. For
purposes  of  this  Agreement, "Takeover   Proposal"  means  any  proposal  for
a merger or other business combination involving the Company or any proposal or offer to acquire in any manner, directly or indirectly, an equity interest in, not less than 20% of the outstanding voting securities of, or assets representing not less than 20% of the annual revenues of the Company, other than the transactions contemplated by this Agreement.

                  (b) Neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent or Sub, the approval or recommendation by such Board of Directors or any such committee of this Agreement or the Merger, (ii) approve or recommend, or propose to approve or recommend, any Takeover Proposal or (iii) enter into any agreement with respect to any Takeover Proposal. Notwithstanding the foregoing, in the event the Board of Directors of the Company receives a Takeover Proposal that, in the exercise of its fiduciary obligations (as determined in good faith by the Board of Directors after reviewing the advice of outside counsel), it determines to be a Superior Proposal, the Board of Directors may (subject to the following sentences) withdraw or modify its approval or recommendation of this Agreement or the Merger, approve or recommend any such Superior Proposal, enter into an agreement with respect to such Superior Proposal or terminate this Agreement, in each case at any time after the second business day following Parent's receipt of written notice (a "Notice of Superior Proposal") advising Parent that the Board of Directors has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the Person making such Superior Proposal. In addition, if the Company proposes to enter into an agreement with respect to any Takeover Proposal, it shall concurrently with taking any of the foregoing actions pay, or cause to be paid, to Parent the Termination Fee (as defined in Section 7.01(c)). For purposes of this Agreement, a "Superior Proposal" means any bona fide Takeover Proposal on terms which the Board of Directors of the Company determines in its good faith reasonable judgment (after reviewing the advice of a financial advisor of nationally recognized reputation) to be more favorable to the Company's stockholders than the Merger.

                  (c) In addition to the obligations of the Company set forth in paragraph (b) above, the Company shall promptly advise Parent orally and in writing of any request for information or of any Takeover Proposal, or any inquiry with respect to or which could reasonably be expected to lead to any Takeover Proposal, the material terms and conditions of such request, Takeover Proposal or inquiry, and the identity of the Person making any such Takeover Proposal or inquiry. The Company shall use its best efforts to keep Parent fully informed of the status and details of any such request, Takeover Proposal or inquiry.

                  4.18 Post Merger Restructurings. Parent shall indemnify the former shareholders of the Company who held Company Common Stock immediately prior to the Effective Time from, and hold them harmless against, any federal, state, local and foreign tax liability that they may incur if Parent or any of its affiliates effects any merger, consolidation, reorganization, issuance, transfer, assignment, conveyance, disposition or other transaction with respect to the Surviving Corporation, its capital stock or its assets after the Effective Time, which, without regard to
Section 367 of the Code, results in the Merger being treated other than as a tax-free reorganization under the Code.

                  4.19 Voting of Shares Subject to Proxy. Parent shall exercise its rights under the Irrevocable Proxy and Termination Rights Agreement dated the date hereof (the "Proxy") to vote the Shares (as defined in the Proxy) at any meeting or in connection with any written consent of the Company's stockholders (i) in favor of the Merger, and (ii) in favor of this Agreement.

                  4.20 Parent Shareholder Meeting. Parent shall hold the annual meeting of its shareholders as soon as practicable after the Effective Time, but in no event no later than October 30, 1996, at which meeting the Snyder family shall be entitled under the terms of Parent's Articles of Association to appoint Beatrice Snyder as a director of Parent by virtue of their holding in excess of 4% of Parent's outstanding share capital as of the record date of such meeting. The Board of Directors of Parent has adopted a resolution (a) nominating Harold Snyder for election at such annual meeting as an Additional Director of Parent for a term of three years, (b) recommending that upon his election to the Board, Harold Snyder shall be designated as a member of the Executive Committee of Parent's Board of Directors and (c) recommending to the Board of Directors as reconstituted after each of the following two annual meetings of shareholders to continue to designate Mr. Snyder as a member of the Executive Committee while he continues to serve on the Board.

                  4.21  Dispositions  Contrary to Pooling.  Parent shall not
(A) after the Effective Time make any disposition of the assets of the Surviving Corporation or any equity interest in the Surviving Corporation which would prevent the Merger from being recorded as a pooling of interest transaction under APB 16 or (B) prior to the third anniversary of the Effective Time, make any disposition of the assets of the Surviving Corporation or any equity interests in the Surviving Corporation that would cause any recognition of gain under a gain recognition agreement entered into with the Internal Revenue Service under Section 367(a) of the Code and Section 1.367(a)-3T of the U.S. Temporary Treasury Income Tax Regulations by any former shareholder of the Company who is a "five percent transferee shareholder" (as defined in Section 1.367(a)-3T(c)(6)(ii)),
except   a    disposition    described   in   Section 1.367(a)-3T(g)(7)  as to
which Parent provides the five percent transferee shareholders, on a timely basis, with notice of the disposition and all information they require in order to comply with the requirements of subdivision (i) of that section. Parent shall (i) cause the Company to comply with the reporting requirements of Section 1.367(a)-3T(c)(4) and (ii) provide the five-percent transferee shareholders with all information they require in order to comply with the provisions of paragraphs (5), (6) and (7)(ii) and
(iii) of Section 1.367(a)-3T(g).

If prior to the third anniversary of the Effective Time, the U.S. Treasury or the Internal Revenue Service has not officially (in a published statement upon which taxpayers may rely) eliminated the retroactive imposition of interest charges on tax recognized with respect to shares which were covered by a gain recognition agreement to the extent sold prior to the date of a disposition of the type described in clause (B) above or otherwise caused the gain recognition agreement in respect of shares so sold to become null and void as to such sold shares, and if prior to such third anniversary, all such five percent transferee shareholders shall together have diligently sought
to obtain a private letter ruling  from  the  Internal   Revenue   Service
providing   relief  from  such retroactively   imposed  interest  charges,
permitting   Parent's  counsel  to participate fully in the preparation and prosecution of such letter ruling, and they shall have failed to obtain such a ruling, then the three year period described in clause (B) above shall be extended to the earlier to occur of (x) the fifth anniversary of the Effective Time or (y) the date on which relief of the type described in this sentence shall have been obtained.

                  4.22 Dividend Reinvestment Plan. As soon as practicable after the date hereof (but in no event later than March 1, 1996), the Company shall amend the Stockholder Dividend Reinvestment and Stock Purchase Plan to terminate the supplemental payment investment option offered thereunder.

                                    ARTICLE V

                         CONDITIONS PRECEDENT TO MERGER

                  5.01 Conditions Precedent to Obligations of Parent, Sub and the Company. The respective obligations of Parent and Sub, on the one hand, and the Company, on the other hand, to effect the Merger are subject to the satisfaction or waiver (subject to applicable law) at or prior to the Effective Time of each of the following conditions:

                  (a) Approval of Stockholders. This Agreement, the Merger and related transactions shall have been approved and adopted by the requisite vote or consent of the stockholders of the Company in accordance with applicable law and the Company's Certificate of Incorporation and By-Laws.

                  (b) HSR Act. Any waiting period (and any extension thereof) under the HSR Act applicable to the Merger shall have expired or been terminated.

                  (c) Litigation. No preliminary or permanent injunction or other order shall have been issued by any court or by any governmental or regulatory agency, body or authority which enjoins,
         restrains or prohibits  the   transactions   contemplated   hereby,
         including the consummation of the Merger or has the effect of making the Merger illegal and which is in effect at the Effective Time (each party agreeing to use its best efforts to have any such injunction or order lifted).

                  (d) Statutes. No statute, rule, regulation, executive order, decree or order of any kind shall have been enacted, entered, promulgated or enforced by any court or governmental authority which prohibits the consummation of the Merger or has the effect of making the Merger illegal.

                  (e) Tel Aviv Stock Exchange Listing. The TASE shall have granted Parent's application for the listing of the additional Ordinary Shares to be issued in connection with the Merger.

                  (f)   NASDAQ/NMS   Listing.   The  ADSs  issuable  to
         Company stockholders pursuant to this Agreement shall have been admitted for trading on the NASDAQ/NMS upon official notice of issuance.

                  (g) Effectiveness of Registration Statement. The Registration Statement shall have become effective in accordance with the provisions of the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

                  (h) Consent of Controller of Foreign Currency. The Controller of Foreign Currency of the Bank of Israel shall have consented to the Merger, the issuance of the Ordinary Shares in connection therewith and the other transactions contemplated by this Agreement.

                  (i) Consents. Consents from government bodies and authorities which are required in order to consummate the Merger and the other transactions contemplated hereby and the failure to obtain which would have a material adverse effect on the Condition of Parent and its subsidiaries taken as a whole after giving effect to the Merger (including, without limitation, consent under the Insurance Holding Company Systems law of the State of Hawaii) shall have been obtained.

                  (j) Tax Opinion. The Company shall have received the opinion of Proskauer Rose Goetz & Mendelsohn LLP, counsel to the Company, and each of Parent and the Company shall have received the opinion of Willkie Farr & Gallagher, counsel to Parent, each to the effect that the Merger will be treated for United States federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that the Company, Parent and Sub will each be a party to that reorganization within the meaning of
         Section 368(b) of the Code, dated on or about the date that is two business days prior to the date the Proxy Statement is first mailed to stockholders of the Company, which opinion shall have not have been withdrawn or modified in any material respect.

                  (k) Market Events. There shall not have occurred and be continuing any general suspension or limitation of trading in the Ordinary Shares or the ADSs (exclusive, however, of any temporary suspension pending and ensuing public announcement) or in securities generally on the NASDAQ/NMS.

                  (l) Employment Agreements. Each of the Persons named on Exhibit B-1 shall have signed an Employment Agreement substantially in the form of Exhibit B-2 hereto.

                  5.02 Conditions Precedent to Obligations of Parent and Sub. The obligations of Parent and Sub to effect the Merger are also subject to the satisfaction or waiver, at or prior to the Effective Time, of each of the following conditions.

                  (a)   Accuracy  of   Representations   and   Warranties.
         All representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date hereof and at and as of the Closing, with the same force and effect as though made on and as of the Closing Date unless the failure of such representations and warranties to be true and correct in all material respects does not, individually or in the aggregate, materially and adversely affect the value of the Company and the Subsidiaries taken as a whole, and Parent and Sub shall have received a certificate to this effect from the chief executive officer and a senior financial officer of the Company.

                  (b) Performance by Company. Except as otherwise agreed in writing, the Company shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants and conditions, contained in this Agreement to be performed or complied with by it on or prior to the Closing Date, and Parent and Sub shall have received a certificate to this effect from the chief executive officer and a senior financial officer of the Company.

                  (c)  Affiliate Agreements.  Each Person named in Schedule
         4.16 shall have executed and delivered to the Company an Affiliate Agreement.

                  (d) Legal Opinion. Parent shall have received an opinion, dated the Closing Date, of Proskauer Rose Goetz & Mendelsohn LLP, substantially to the effect set forth in Exhibit C hereto.

                  (e) Accountants' Letters. Parent shall have received from Ernst & Young the letters referred to in Section 4.08.

                  (f) Accounting Treatment. Parent shall have received an opinion in form and substance satisfactory to it from Kesselman & Kesselman dated the Closing Date, stating that, in its opinion, there is no fact or circumstance concerning Parent or Sub which would cause the Merger not to be recorded for accounting purposes as a pooling of interests under both Israel GAAP and US GAAP.

                  (g)  ISRA.  The Company shall have obtained ISRA Clearance.

                  (h) Israeli Securities Compliance. Parent shall have received the required permit from the Israeli Securities Authority to publish the Proxy Statement or shall have obtained an exemption from the requirement to obtain such a permit.

                  5.03 Conditions Precedent to Obligation of the Company. The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver, at or prior to the Effective Time, of each of the following conditions.

                  (a)   Accuracy  of   Representations   and   Warranties.
         All representations and warranties of Parent and Sub contained herein shall be true and correct in all material respects as of the date hereof and at and as of the Closing, with the same force and effect as
         though made on  and  as  of  the   Closing   Date   unless  the
         failure of such representations and warranties to be true and correct in all material respects does not, individually or in the aggregate, materially and adversely affect the value of Parent and its subsidiaries taken as a whole, and the Company shall have received a certificate to this effect from the chief executive officer and chief financial officer of Parent.

                  (b) Performance by Parent and Sub. Except as otherwise agreed in writing, each of Parent and Sub shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants and conditions, contained in this Agreement to be performed or complied with by it on or prior to the Closing Date, and the Company shall have received a certificate to this effect from the chief executive officer and chief financial officer of Parent.

                  (c) Legal Opinion. The Company shall have received opinions, dated the Closing Date, of Willkie Farr & Gallagher and S. Horowitz & Co., substantially to the effect set forth in Exhibit D-1 and Exhibit D-2, respectively, hereto.

                  (d) Accountants' Letters. The Company shall have received from Kesselman & Kesselman the letters referred to in Section 4.09.

                  (e) Accounting Treatment. The Company shall have received an opinion in form and substance satisfactory to it from Ernst & Young dated the Closing Date, stating that, in its opinion, there is no fact or circumstance concerning the Company or its subsidiaries which would cause the Merger not to be recorded for accounting purposes as a pooling of interests under US GAAP.

                  (f) Affiliate Agreement. Parent shall have executed and delivered to each Person named in Schedule 4.16 an Affiliate Agreement.

                  (g) Undertakings. Parent shall have delivered undertakings executed by each of its officers and directors to refrain from effecting sales of Ordinary Shares or ADSs after the publication of financial statements reflecting the combined operating results of the Company and Parent for a period of not less than 30 days from and after the Effective Time.


                                   ARTICLE VI

                           TERMINATION AND ABANDONMENT

                  6.01 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned, at any time prior to the Effective Time, whether before or after approval of the Merger by the stockholders of the Company:

                  (a) by mutual consent of the Company, on the one hand, and of Parent and Sub, on the other hand;

                  (b) by either Parent or the Company, if the Effective Time shall not have occurred by August 31, 1996;

                  (c) by Parent, if the required approval of the Company's stockholders shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or at any adjournment thereof;

                  (d) by either Parent or the Company, if there shall be any law or regulation of any competent authority that makes consummation of the Merger illegal or otherwise prohibited or if any judgment, injunction, order or decree of any competent authority prohibiting such transaction is entered and such judgment, injunction, order or decree shall have become final and nonappealable;

                  (e) by either Parent or the Company, if there has been a material breach of any covenant or a breach of any representation or warranty on the part of the other, which breach of representation or warranty individually or, together with all other such breaches, materially and adversely affects the value of the breaching party, provided that any such breach of a covenant or representation or warranty has not been cured within 15 business days following receipt by the breaching party of notice hereunder of such breach;

                  (f) by the Company in accordance with Section 4.17; provided, however, that such termination under this clause (f) shall not be effective until the Company has made payment of the full fee required by Section 7.01(c) hereof;

                  (g) by Parent, if the Special Meeting is canceled or is otherwise not held prior to August 15, 1996 except as a result of a judgment, injunction, order or decree of any competent authority or events or circumstances beyond the reasonable control of the Company; or

                  (h) by Parent, if (i) the Board of Directors of the Company shall have withdrawn or modified in a manner adverse to Parent its approval or recommendation to the Company's stockholders of this Agreement or the Merger or shall have approved or recommended to the Company's stockholders that they accept the terms of any Takeover Proposal or shall have resolved to take any of the foregoing actions or (ii) a Third Party Acquisition shall have occurred; provided, however, that such termination under this clause (h) shall not relieve the Company of its fee obligations under Section 7.01(c) hereof. "Third Party Acquisition" means the occurrence of any of the following events: (x) the acquisition of the Company by merger, tender offer or otherwise by any Person other than Parent, Sub or any affiliate thereof (a "Third Party"); (y) the acquisition by a Third Party of 20% or more of the total assets of the Company and its subsidiaries, taken as a whole; or (z) the acquisition by a Third Party of 20% or more of the outstanding Company Common Stock.

                  6.02 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 6.01 hereof by Parent or Sub, on the one hand, or the Company, on the other hand, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall become void and have no effect, and there shall be no liability hereunder on the part of Parent, Sub or the Company, except that Sections 3.01(o), 3.02(j), 4.03, this Section 6.02 and Article VII hereof shall survive any termination of this Agreement. Nothing in this Section 6.02 shall relieve any party to this Agreement of liability for breach of this Agreement or for representations which were incorrect when made.


                                   ARTICLE VII

                                  MISCELLANEOUS

                  7.01 Fees and Expenses. (a) Except as provided below in this Section 7.01, all fees and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated by this Agreement shall be paid by the party (the Company, on the one hand, or Parent and Sub, on the other hand) incurring such fees or expenses, whether or not the Merger is consummated.

                  (b) If this Agreement is terminated by Parent pursuant to Sections 6.01(c), 6.01(e), 6.01(g) or 6.01(h) or by the Company pursuant to Section 6.01(f), the Company shall pay, or cause to be paid, in same day funds to Parent upon demand, all actual out-of-pocket costs and expenses of Parent and Sub incurred in connection with this Agreement and the transactions contemplated hereby, including, without limitation, legal, professional and service fees and expenses. If this Agreement is terminated by the Company pursuant to Section 6.01(e), Parent shall pay, or cause to be paid, in same day funds to the Company upon demand, all actual out-of-pocket costs and expenses of the Company incurred in connection with this Agreement and the transactions contemplated hereby, including, without limitation, legal, professional and service fees and expenses.

                  (c) The Company shall pay, or cause to be paid, in same day funds to Parent upon demand a fee of $6,000,000 (the "Termination Fee") if:

                   (i) this Agreement is terminated by the Company pursuant to Section 6.01(f);

                  (ii)     this Agreement is terminated by Parent pursuant to
Section 6.01(h)(i) or (ii); or

                 (iii) this Agreement is terminated by Parent pursuant to Sections 6.01(e) and (g) and within 12 months thereafter, the Company enters into an agreement with respect to a Third Party Acquisition, or a Third Party Acquisition occurs, involving any Person (or any affiliate or associate thereof) (x) with whom the Company (or its agents) had any discussions with respect to a Third Party Acquisition, (y) to whom the Company (or its agents) furnished information with respect to or with a view to a Third Party Acquisition or (z) who had submitted a Takeover Proposal or expressed any interest publicly or to the Company in a Third Party Acquisition, in the case of each of clauses (x), (y) and (z) prior to such termination.

                  (d) Parent shall pay, or cause to be paid, in same day funds to the Company upon demand a fee of $6,000,000 if this Agreement is terminated by the Company pursuant to Section 6.01(e) and within 12 months thereafter, (i) Parent is acquired by merger, tender offer or otherwise by any Person, (ii) a Person acquires 20% or more of the total assets of Parent and its subsidiaries, taken as a whole, (iii) a Person acquires 20% or more of the outstanding Parent Ordinary Shares, or (iv) Parent enters into an agreement with respect to a transaction described in (i), (ii) or (iii) hereof.

                  7.02   Representations,   Warranties   and   Agreements.
The respective representations and warranties of the Company, on the one hand, and Parent and Sub, on the other hand, contained herein or in any certificates or other documents delivered prior to or at the Closing shall not be deemed waived or otherwise affected by any investigation made by any party. Each and every such representation and warranty and all agreements contained herein shall expire with, and be terminated and extinguished by, the Closing and thereafter none of the Company, Parent or Sub shall be under any liability whatsoever with respect to any such representation or warranty or agreement except those contained in Sections 2.02, 2.03, 2.05, 3.01(o), 3.02(c), 3.02(j), 4.03, 4.05, 4.14, 4.15, 4.18, 4.20, 4.21 and
Article VII. This Section 7.02 shall have no effect upon any other obligation of the parties hereto, whether to be performed before or after the Effective Time.

                  7.03 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken by or on behalf of the respective Boards of Directors of the Company, Parent or Sub, may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein by any other applicable party or in any document, certificate or writing delivered pursuant hereto by any other applicable party or (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                  7.04 Public Announcements. The Company, on the one hand, and Parent and Sub, on the other hand, agree to consult promptly with each other prior to issuing any press release or otherwise making any public statement with respect to the transactions contemplated hereby and shall not issue any such press release or make any such public statement prior to such consultation and review by the other party of a copy of such release or statement (the comments of such party to be given reasonable consideration), unless advised by counsel that such disclosure is required by applicable law or the rules or regulations of any applicable securities exchange.

                  7.05 Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered in Person or mailed, certified or registered mail with postage prepaid, or sent by telex, telegram or telecopier, as follows:

                  if to the Company, to it at:

                           Biocraft Laboratories, Inc.
                           18-01 River Road
                           Fair Lawn, New Jersey 07410
                           Attention:  President
                           Telecopier #: (201) 797-5270


                  with a copy to:

                           Proskauer Rose Goetz & Mendelsohn LLP
                           1585 Broadway
                           New York, New York 10036
                           Attention:  Robert A. Cantone, Esq.
                           Telecopier #: (212) 969-2900

                  if to either Parent or Sub, to it at:

                           Teva Pharmaceutical Industries Limited
                           5 Basel Street
                           Petach Tikva, 49131, Israel
                           Attention:  President
                           Telecopier #: (972) 3-924-6026
                  with a copy to:

                           Willkie Farr & Gallagher
                           One Citicorp Center
                           153 East 53rd Street
                           New York, New York 10022
                           Attention:  Peter H. Jakes, Esq.
                           Telecopier #: (212) 821-8111

                  and a copy to:

                           S. Horowitz & Co.
                           31 Ahad Haam Street
                           Tel Aviv 65543, Israel
                           Attention:  Asgad Stern, Esq.
                           Telecopier #: (972) 3-560-1143

or to such other Person or address as any party shall specify by notice in writing to each of the other parties. All such notices, requests, demands, waivers and communications shall be deemed to have been received on the date of delivery unless if mailed, in which case on the third business day (fifth business day, if mailed outside the country of the recipient) after the mailing thereof except for a notice of a change of address, which shall be effective only upon receipt thereof.

                  7.06 Entire Agreement. This Agreement, the schedules and the exhibits and other documents referred to herein or delivered pursuant thereto collectively contain the entire understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior agreements and understandings, oral and written, with respect thereto.

                  7.07 Binding Effect; Benefit; Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interest or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. Except as otherwise expressly provided in Section 4.14 hereof, nothing in this Agreement, expressed or implied, is intended to confer on any Persons other than the parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

                  7.08 Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified and supplemented, or provisions hereof waived, in writing by the parties hereto in any and all respects before the Effective Time (notwithstanding any stockholder approval), by action taken by the respective Boards of Directors of Parent, Sub and the Company or by the respective officers authorized by such Boards of Directors, provided, however, that after any such stockholder approval, no amendment, modification, supplement or waiver shall be made which by law requires further approval by such stockholders without such further approval.

                  7.09 Further Actions. Each of the parties hereto agrees that, subject to its legal obligations, it will use its best efforts to fulfill all conditions precedent specified herein, to the extent that such conditions are within its control, and to do all things reasonably necessary to consummate the transactions contemplated hereby.

                  7.10  Headings.   The  descriptive  headings  of  the
several Articles and Sections of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

                  7.11 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

                  7.12 Applicable Law. This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws rules thereof, except to the extent the matters provided for herein are required to be governed by the laws of Israel or the General Corporation Law of the State of Delaware.

                  7.13  Severability.   If  any  term,  provision,  covenant
or restriction contained in this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                  7.14 "Person" Defined. "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, a group and a government or other department or agency thereof.

                  7.15 Submission to Jurisdiction. With respect to any suit, action or proceeding initiated by a party to this Agreement arising out of, under or in connection with this Agreement, the Company, Parent and Sub each hereby submit to the non-exclusive jurisdiction of any state or federal court sitting in the State of New York and irrevocably waive, to the fullest extent permitted by law, any objection that they may now have or hereafter obtain to the laying of venue in any such court in any such suit, action or proceeding. Parent agrees that, within 14 days of the date of this Agreement, it will appoint and designate CT Corporation System in the City of New York, New York located at 1633 Broadway, New York, New York, or such other Person as may be satisfactory to the Company, as its agent to receive process in any such suit, action or proceeding and agrees that service of process on such agent shall be deemed to be in every respect effective service of process on it in any such suit, action or proceeding and waives all claim of error by reason of such service.

                  IN WITNESS WHEREOF, each of Parent, Sub and the Company has caused this Agreement to be executed by their respective officers or directors thereunto duly authorized, all as of the date first above written.

                                  TEVA PHARMACEUTICAL INDUSTRIES LIMITED


                                  By: /s/ Eli Hurvitz
                                  Name:  Eli Hurvitz
                                  Title: President and Chief
                                  Executive Officer

Attest:


By: /s/ Uzi Karniel
   Name:  Uzi Karniel
   Title: Secretary and
          In-House Counsel

                                  GENCO MERGER CORPORATION


                                  By: /s/ William A. Fletcher
                                  Name:  William A. Fletcher
                                  Title: President

Attest:

By: /s/ Peter H. Jakes
   Name:  Peter H. Jakes
   Title: Assistant Secretary

                                  BIOCRAFT LABORATORIES, INC.


                                   By: /s/ Harold Snyder
                                   Name:  Harold Snyder
                                   Title: Chairman of the Board,
                                   President and Chief
                                   Executive Officer

Attest:

By: /s/ Beatrice Snyder
   Name:  Beatrice Snyder
   Title: Senior Vice President
           and Secretary

                                                                     SCHEDULE I



Designated Directors

Harold Snyder
Beatrice Snyder
Eli Hurvitz
William Fletcher
Peter Jakes
One Additional Teva Designee

                                                                         SCHEDULE II



Designated Officers
William Fletcher                               President and Chief Executive Officer
Harold Snyder                                  Senior Vice President
Peter Terreri                                  Vice President and Chief
                                                      Financial Officer, Treasurer
Beatrice Snyder                                Vice President -- Cost Accounting and
                                                      Inventory, Secretary
Beryl L. Snyder                                Vice President, General Counsel
Brian S. Snyder                                Vice President, Controller
Jay T. Snyder                                  Vice President - Research & Product
                                                      Development
Harmon Aronson                                 Vice President -- Quality Management
Melvin Kaufman                                 Vice President -- Operations
Gerald Moskowitz                               Vice President -- Sales
Steven J. Sklar                                Vice President -- Finance
Joy Bloodsaw                                   Associate Vice President -- Purchasing
McKee Moore                                    Associate Vice President -- Sales
Harvey Richards                                Associate Vice President -- Regulatory
                                                      Affairs
George Svokos                                  Associate Vice President -- Missouri
                                                      Operations



                             INDEX OF DEFINED TERMS

                                                                                                             Page
ADRs..........................................................................................................1
ADSs..........................................................................................................1
Affiliate.....................................................................................................24
Affiliate Agreement...........................................................................................42
Agreement.....................................................................................................1
ANADAs........................................................................................................13
ANDAs.........................................................................................................13
Antitrust Division............................................................................................40
Certificate of Merger.........................................................................................2
Closing.......................................................................................................6
Closing Date..................................................................................................7
Code..........................................................................................................1
Commission....................................................................................................10
Common Stock Trust............................................................................................6
Company.......................................................................................................1
Company Commission Filings....................................................................................12
Company Common Stock..........................................................................................1
Condition.....................................................................................................8
Current Benefits..............................................................................................38
DEP...........................................................................................................11
Depositary....................................................................................................4
DGCL..........................................................................................................2
DMFs..........................................................................................................15
Effective Time................................................................................................2
Employee Benefit Plans........................................................................................19
Environmental Claim...........................................................................................17
Environmental Laws............................................................................................17
Environmental Permits.........................................................................................18
ERISA.........................................................................................................19
ERISA Affiliate...............................................................................................19
Excess ADSs...................................................................................................6
Exchange Act..................................................................................................12
Exchange Agent................................................................................................4
Exchange Ratio................................................................................................3
F-6 Registration Statement....................................................................................10
FTC...........................................................................................................40
Governmental Entity...........................................................................................11
Hazardous Materials...........................................................................................18
HSR Act.......................................................................................................10
INADs.........................................................................................................13
Indemnified Parties...........................................................................................41
INDs..........................................................................................................13
ISRA..........................................................................................................11
ISRA Clearance................................................................................................11
Israel GAAP...................................................................................................29
Material Adverse Effect.......................................................................................15
Merger........................................................................................................1
Merger Consideration..........................................................................................3
Multiemployer Plan............................................................................................19
NADAs.........................................................................................................13


                                                                                                            Page
NASDAQ/NMS....................................................................................................6
NDAs..........................................................................................................13
Notice of Superior Proposal...................................................................................43
Ordinary Shares...............................................................................................1
Parent........................................................................................................1
Parent Commission Filings.....................................................................................29
PBGC..........................................................................................................20
Pension Plans.................................................................................................19
Person........................................................................................................55
Pharmaceutical Products.......................................................................................13
Preferred Stock...............................................................................................9
Proxy Statement...............................................................................................10
Registration Statement........................................................................................10
Securities Act................................................................................................24
Special Meeting...............................................................................................39
Stock Option Plans............................................................................................7
Sub...........................................................................................................1
Subsidiaries..................................................................................................10
Superior Proposal.............................................................................................43
Surviving Corporation.........................................................................................2
Takeover Proposal.............................................................................................43
TASE..........................................................................................................37
Termination Fee...............................................................................................51
Third Party...................................................................................................50
Third Party Acquisition.......................................................................................50
US GAAP.......................................................................................................1

                                                                      EXHIBIT A


                               AFFILIATE AGREEMENT


                  THIS AGREEMENT, dated as of ___________, 1996 (the "Agreement"), between Teva Pharmaceutical Industries Limited, a corporation organized under the laws of the State of Israel (the "Company"), and the undersigned stockholder (the "Affiliate") of Biocraft Laboratories, Inc., a Delaware corporation ("Biocraft").

                              W I T N E S S E T H:

                  WHEREAS, in order to induce the Company to consummate that certain Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), by and among the Company, Genco Merger Corporation, a Delaware corporation and a wholly owned subsidiary of the Company, and Biocraft, and in consideration of the agreements contained herein and in the Merger Agreement;

                  NOW, THEREFORE, the parties hereto agree as follows:

                  1.  Definitions.   As used in this Agreement, the following
terms shall have the following meanings:

                  "Act" shall mean the Securities Act of 1933, as amended.

                  "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Act.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  "NASD" shall mean the National Association of Securities Dealers, Inc.

                  "Person"   shall  mean  an   individual   or  a corporation,
partnership or trust or any other entity or organization.

                  "Transfer" shall mean to transfer, sell, assign, pledge, hypothecate, convey or otherwise dispose of.

                  2. Rule 145. The Affiliate shall hold the Ordinary Shares (as such term is defined in the Merger Agreement, and, for purposes of this Agreement, such term shall include the American Depositary Shares ("ADSs") representing such Ordinary Shares) that he or she receives pursuant to the Merger Agreement subject to all applicable provisions of the Act and the rules and regulations promulgated by the Commission thereunder and shall not make an illegal "distribution" (within the meaning of the Act and Rule 145 promulgated thereunder) of such Ordinary Shares. Without limiting the generality of the foregoing, the Affiliate:

                  (a) shall not sell any Ordinary Shares until after the publication of financial statements reflecting the combined operating results of the Company and Biocraft for a period of not less than 30 days from and after the Effective Time (as such term is defined in the Merger Agreement);

                  (b) shall not effect a proposed disposition of any Ordinary Shares unless (i) the transfer is being made in accordance with the provisions of Rule 145 (as it may be amended from time to time) and such Affiliate shall have delivered written notice to the Company substantially in the forms annexed hereto and made a part hereof as Annex A and Annex B, respectively (subject to any applicable amendments to Rule 145), (ii) the Company shall have been furnished with an opinion of counsel, in form and substance reasonably satisfactory to the Company's counsel, that registration under the Act is not required in respect of such disposition or
	 (iii) a registration statement covering the shares proposed to be distributed and the proposed distribution thereof has been filed by the Company with the Commission and has become effective under the Act; and

                  (c) shall consent to the imposition of a legend on the American Depositary Receipts ("ADRs") evidencing the ADSs to be received by such Affiliate in connection with the merger contemplated by the Merger Agreement to the effect that such ADSs may not be sold except in compliance with the Act.

                  3. Successors and Assigns; Assignment. This Agreement shall inure to the benefit of and be binding upon the parties and their respective heirs, personal representatives, successors and permitted assigns. Except as otherwise herein provided, no party shall assign such party's rights or obligations hereunder without the other party's prior written consent.

                  4. Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered in person or mailed, certified or registered mail with postage prepaid, or sent by telex, telegram or telecopier, as follows:

                           If to the Company:

                                    Teva Pharmaceutical Industries Limited 5
				    Basel Street Petach Tikva, 49131, Israel
				    Attention:  President Telecopier #: (972)
				    3-924-6026

                           with a copy to:

                                    Willkie Farr & Gallagher One Citicorp
				    Center 153 East 53rd Street New York, New
				    York 10022 Attn:  Peter H. Jakes, Esq.
				    Telecopier #: (212) 821-8111

                           If to the Affiliate:

                                    c/o Biocraft Laboratories, Inc.  18-01
				    River Road Fair Lawn, New Jersey 07410
				    Telecopier #: (201) 797-5270


                           with a copy to:

                                    Proskauer Rose Goetz & Mendelsohn LLP 1585
				    Broadway New York, New York 10036
				    Attention:  Robert A. Cantone, Esq.
				    Telecopier #: (212) 969-2900

or to such other person or address as any party shall specify by notice in writing to each of the other parties. All such notices, requests, demands, waivers and communications shall be deemed to have been received on the date of delivery unless if mailed, in which case on the third business day (fifth business day, if mailed outside the country of the recipient) after the mailing thereof except for a notice of a change of address, which shall be effective only upon receipt thereof.

                  5. Injunctive Relief; Remedies Cumulative. (a) The Company, on the one hand, and the Affiliate, on the other hand, acknowledge that the other party will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of such party that are contained in this Agreement. It is accordingly agreed that, in addition to any other remedies that may be available to the non-breaching party upon the breach by any other party of such covenants and agreements, the non-breaching party shall have the right to obtain injunctive relief to restrain any breach or threatened breach of such covenants or agreements or otherwise to obtain specific performance of any of such covenants or agreements.

                  (b) No remedy conferred upon or reserved to any party herein is intended to be exclusive of any other remedy, and every remedy shall be cumulative and in addition to every other remedy herein or now or hereafter existing at law, in equity or by statute.

                  6. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the principles of conflicts of laws thereof.

                  7. Counterparts. This Agreement may be executed in two or more counterparts, all of which together shall constitute a single agreement.

                  8. Effect of Partial Invalidity. Whenever possible, each provision of this Agreement shall be construed in such a manner as to be effective and valid under applicable law. If any provision of this Agreement or the application thereof to any party or circumstance shall be prohibited by or invalid under applicable law, such provisions shall be ineffective to the extent of such prohibition without invalidating the remainder of such provision or any other provisions of this Agreement or the application of such provision to the other party or other circumstances.

                  IN WITNESS WHEREOF, this Agreement has been executed by the parties as of the date first above written.


                                      TEVA PHARMACEUTICAL INDUSTRIES LIMITED


                                      By:________________________________
                                         Name:
                                         Title:


                                      AFFILIATE:

				      ___________________________________

				      ___________________________________

                                            [Please Print Name]

                                                                        ANNEX A



Teva Pharmaceutical Industries Limited
5 Basel Street
Petach Tikva, 49131, Israel
Attention:  President


Ladies and Gentlemen:

                  I propose to sell ______ American Depositary Shares ("ADSs") representing Ordinary Shares of Tiger (the "Company") that I received in connection with the business combination of the Company with Biocraft. I propose to effect such sale through _____________, my broker, in accordance with the requirements relating to sales by "affiliates" under Rule 145 under the Securities Act of 1933, as amended.

                  To induce you to remove the restrictive legend from the American Depositary Receipts ("ADRs") evidencing such ADSs, I hereby represent and warrant as follows:

                  1. It is my bona fide intention to sell the ADSs within 90 days from the date hereof. If for some reason all of the ADSs have not been sold within such 90 day period, I will send to the Company the ADR evidencing the balance of the ADSs which were not sold in order that a restrictive legend may be placed thereon. The ADSs are presently evidenced by ADR No.(s) ____ which ADR(s) represent(s) an aggregate of _____ ADSs. I understand that to the extent such certificate(s) represents a greater number of ADSs than those proposed to be sold, a new ADR for the balance of such shares will be sent to me with the same restrictive legend as is presently affixed to my certificate(s).

                  2. As of the date of this letter and as of the time of any sale of the ADSs for my account, the aggregate number of ADSs and Ordinary Shares sold during the preceding three months for my account and for the account of any person whose sales are required by Rule 144 under the Securities Act of 1933, as amended, to be aggregated with my sales have not and will not exceed the greater of: (a) 1% of the outstanding Ordinary Shares of the Company, or (b) the average weekly reported volume of trading in the Company's Ordinary Shares or ADSson all securities exchanges during the four calendar weeks preceding the date of sale of such ADSs.

                  3. During the past three months I have not and during the next three months I will not, alone or in conjunction with others, sell any ADSs or Ordinary Shares under circumstances which will jeopardize the exemption from registration available under Rule 145 and Rule 144.

                  4. I have not solicited or arranged for the solicitation of, and I will not solicit or arrange for the solicitation of, orders to buy the ADSs in anticipation of or in connection with such proposed sale.

                  5. I have not made, and will not make, any payment in connection with the offering or sale of the ADSs to any person other than the payment of the usual and customary broker's commission to ____________.

                                                     Very truly yours,

                                                                         ANNEX B



Teva Pharmaceutical Industries Limited
5 Basel Street
Petach Tikva, 49131, Israel
Attention:  President


Ladies and Gentlemen:

                  We have been asked to sell _______ American Depositary Shares ("ADSs") representing Ordinary Shares of Tiger (the "Company") owned by __________ ("Seller"). We understand that the Seller is an "affiliate" within the meaning of Rule 145 promulgated under the Securities Act of 1933, as amended, and that sales by him or her of the Company's ADSs must comply with certain provisions of Rule 144 under such Act.

                  To induce you to remove the restrictive legend from the ADR evidencing such ADSs so that they may be transferred pursuant to Rules 144 and 145, we hereby represent and warrant as follows:

                  1. We have made  reasonable  inquiry as required by  paragraph
(g)(3) of Rule 144 and, based upon such inquiry, we are not aware of circumstances indicating that the Seller is an underwriter with respect to the ADSs or that the transaction is part of a distribution of the ADSs.

                  2. The ADSs for which we are acting as broker will be sold by us in "brokers' transactions" as defined in paragraph (g) of Rule 144.

                  3. Neither the Seller nor we have solicited or arranged nor will we solicit or arrange for the solicitation of orders to buy the ADSs (except as permited by Rule 144) nor have we received nor will we receive any payment in connection with the sale of the ADSs other than usual and customary brokerage commissions.

                                                     Very truly yours,

                                                                     Exhibit A-1


                               AFFILIATE AGREEMENT


                  THIS   AGREEMENT,   dated  as  of   ___________,   1996
(the "Agreement"), between Teva Pharmaceutical Industries Limited, a corporation organized under the laws of the State of Israel (the "Company"), and the undersigned stockholders (the "Affiliates" and each an "Affiliate") of Biocraft Laboratories, Inc., a Delaware corporation ("Biocraft").

                              W I T N E S S E T H:

                  WHEREAS, in order to induce the Company to consummate that certain Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), by and among the Company, Genco Merger Corporation, a Delaware corporation and a wholly owned subsidiary of the Company, and Biocraft, and in consideration of the agreements contained herein and in the Merger Agreement;

                  NOW, THEREFORE, the parties hereto agree as follows:

                  1.  Definitions.   As used in this Agreement, the following
terms shall have the following meanings:

                  "Act" shall mean the Securities Act of 1933, as amended.

                  "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Act.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  "Holder" shall mean any holder of Registrable Securities.

                  "Initiating Holder" shall mean any Holder or Holders who in the aggregate are Holders of more than 50% of the then outstanding Registrable Securities.

                  "NASD" shall mean the National Association of Securities Dealers, Inc.

                  "Person"   shall  mean  an   individual   or  a corporation,
partnership or trust or any other entity or organization.

                  "register," "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Act (and any post-effective amendments filed or required to be filed) and the declaration or ordering of effectiveness of such registration statement.

                  "Registrable Securities" shall mean (A) ADSs representing Ordinary Shares issued to the Affiliates pursuant to the Merger Agreement (or, if the Company elects to cause its Ordinary Shares to be directly traded in the United States, the Ordinary Shares underlying such ADSs) and (B) any capital stock of the Company or any successor entity issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, the ADSs representing Ordinary Shares referred to in clause (A) above.

                  "Registration Expenses" shall mean all expenses incurred by the Company in compliance with Sections 3(a) and (b) hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, any NASD filing fees, the expense of any special audits incident to or required by any such registration and any other out-of pocket expenses incurred by the Company in connection with the registration or offering of the Registrable Securities (including, without limitation, so called "road show" expenses, but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company).

                  "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all fees and disbursements of counsel for each of the Holders.

                  2. Rule 145. Each Affiliate shall hold the Ordinary Shares (as such term is defined in the Merger Agreement, and, for purposes of this Agreement, such term shall include the American Depositary Shares ("ADSs") representing such Ordinary Shares) that he or she receives pursuant to the Merger Agreement subject to all applicable provisions of the Act and the rules and regulations promulgated by the Commission thereunder and shall not make an illegal "distribution" (within the meaning of the Act and Rule 145 promulgated thereunder) of such Ordinary Shares. Without limiting the generality of the foregoing, an Affiliate:

                  (a) shall not sell any Ordinary Shares until after the publication of financial statements reflecting the combined operating results of the Company and Biocraft for a period of not less than 30 days from and after the Effective Time (as such term is defined in the Merger Agreement);

                  (b) shall not effect a proposed disposition of any Ordinary Shares unless (i) the transfer is being made in accordance with the provisions of Rule 145 (as it may be amended from time to time) and such Affiliate shall have delivered written notice to the Company substantially in the forms annexed hereto and made a part hereof as Annex A and Annex B, respectively, (subject to applicable amendments to Rule 145) (ii) the Company shall have been furnished with an opinion of counsel, in form and substance reasonably satisfactory to the Company's counsel, that registration under the Act is not required in respect of such disposition or (iii) a registration statement covering the shares proposed to be distributed and the proposed distribution thereof has been filed by the Company with the Commission and has become effective under the Act; and

                  (c) shall consent to the imposition of a legend on the American Depositary Receipts ("ADRs") evidencing the ADSs to be received by such Affiliate in connection with the merger contemplated by the Merger Agreement to the effect that such ADSs may not be sold except in compliance with the Act.

                  3.  Registration Rights.

                  (a) Requested Registration. (i) Request for Registration. If the Company shall receive from an Initiating Holder, at any time, a written request that the Company effect any registration with respect to all or a part of the Registrable Securities, the Company will:

                  (A) promptly give written notice of the proposed registration, qualification or compliance to all other Holders of Registrable Securities; and

                  (B) promptly, use its diligent best efforts to effect such registration (including, without limitation, the execution
	 of  an undertaking   to   file    post-effective    amendments,
	 appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Act and such laws) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within 10 business days after written notice from the Company is given under

	 Section 3(a)(i)(A) above, in such jurisdictions as the participating Holders may reasonably request in light of their intended plan of distribution; provided, that the declaration or ordering of effectiveness of such registration shall not occur prior to the publication of the financial statements referred to in Section 2(a) above; and provided further that the Company shall not be obligated to effect, or take any action to effect, any such registration pursuant to this Section 3(a):

                           (w) In  any  particular  jurisdiction  in  which the
		  Company  would be  required  to  execute a general consent to
		  service   of   process   in   effecting   such registration,
		  qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Act or applicable rules or regulations thereunder;

                           (x) After the  Company  has  effected  three (3)
		  such registrations pursuant to this 3(a) and such registrations have been declared or ordered effective and the sales of such Registrable Securities shall have closed;

                           (y) Within 180 days of the effective date of the
		  most recent registration pursuant to this Section 3 in which securities held by the Requesting Holder could have been included for sale or distribution; or

                           (z) If the  Registrable  Securities  requested by
		  all Holders to be registered pursuant to such request represent less than 1,000,000 ADSs or, if applicable, 10,000,000 Ordinary Shares.

                  The registration statement filed pursuant to the request of the Initiating Holders may, subject to the provisions of Section 3(a)(ii) below, include other securities of the Company which are either newly issued or held by other Persons owning Ordinary Shares or ADSs, but the Company shall have no absolute right to include any of its securities in any such registration.

                  The registration rights set forth in this Section 3 shall be assignable, in whole or in part, to any transferee of Registrable Securities (who shall be bound by all obligations of this Section 3).

                  (ii)  Underwriting.   If  the  Initiating  Holders  intend to
distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 3(a). Such request shall identify the underwriter or underwriters who the Initiating Holders would seek to have
as the  managing underwriter(s)  of  such  offering,   provided  that  no
underwriter shall be designated to manage such offering who shall not be acceptable to the Company (such consent not to be withheld unreasonably).

                  If holders of securities of the Company other than Registrable Securities who are entitled by contract with the Company to have securities included in such a registration (the "Other Stockholders") request such inclusion, the Holders shall offer to include the securities of such Other Stockholders in the underwriting and may condition such offer on their acceptance of the further applicable provisions of this Section 3. The Holders whose shares are to be included in such registration and the Company shall (together with all Other Stockholders proposing to distribute their securities through such underwriting) enter into an underwriting agreement consistent with the terms of this Agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting, provided that if the offering covered by such underwriting does not include any shares sold
for the account  of  the  Company,   the  obligation  of  the  Company  to
provide any indemnification or contribution under such underwriting agreement shall be limited to the extent then permitted under Israeli law. Notwithstanding any other provision of this Section 3(a), if the representative advises the Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, the securities held by Other Stockholders shall be excluded from such registration to the extent so required by such limitation. If, after the exclusion of such shares, further reductions are still required, the number of shares included in the registration by each Holder shall be reduced on a pro rata basis (based on the number of shares held by such Holder) or on such other basis as the Holders may agree, by such minimum number of shares as is necessary to comply with such request. No Registrable Securities or any other securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. If any Other Stockholder who has requested inclusion in such registration as provided above disapproves of the terms of the underwriting, such Person may elect to withdraw therefrom by written notice to the Company, the underwriter and the Initiating Holders. The securities so withdrawn shall also be withdrawn from registration. If the underwriter has not limited the number of Registrable Securities or other securities to be underwritten, the Company may include its securities for its own account in such registration if the representative so agrees and if the number of Registrable Securities and other securities which would otherwise have been included in such registration and underwriting will not thereby be limited.

                  In the case of a registration on Form F-3 or other applicable short-form, the Company shall provide such information with respect to the Company, its operations and its financial condition as may be reasonably requested by the underwriters. The Company shall also cooperate with the underwriters and the Holders in the marketing of any underwritten offering, including, without limitation, participation in "road shows."

                  (iii) Notwithstanding the foregoing, if the Company shall furnish to Holders requesting the filing of a registration statement pursuant to Section 3(a)(i), a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, such filing would materially and adversely interfere with any material financing, acquisition, corporate reorganization or other material corporate transaction involving the Company that is pending or imminent at the time and described in such certificate, then the Company shall have the right to defer such filing for a period of not more than 120 days after receipt of the request of the Initiating Holders; provided, however, that the Company shall use all reasonable efforts to minimize the period of such deferral and may not utilize this right more than once in any twelve (12) month period.

                  (b) Company Registration. (i) Company Determination. If the Company shall determine to register any of its equity securities either for its own account or for the account of a security holder or holders exercising their respective demand registration rights, other than a registration relating solely to employee benefit plans, or a registration relating solely to a Commission Rule 145 transaction in which no stockholders who were not affiliates of a party to the Rule 145 transaction are included, or a registration on any registration form which does not permit secondary sales or does not include substantially the same information (other than with respect to selling shareholders and their plan of distribution) as would be required to be included in a registration statement covering the sale of Registrable Securities, the Company will:

                  (A) promptly give to each of the Holders a written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

                  (B)   include   in  such   registration   (and   any related
	 qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by the Holders within fifteen (15) days after receipt of the written notice from the Company described in clause (i) above, except as set forth in Section 3(b)(ii) below. Such written request may specify all or a part of the Holders' Registrable Securities.

                  (ii) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise each of the Holders as a part of the written notice given pursuant to Section 3(b)(i)(A). In such event, the right of each of the Holders to registration pursuant to this Section 3(b) shall be conditioned upon such Holders' participation in such underwriting and the inclusion of such Holders' Registrable Securities in the underwriting to the extent provided herein. The Holders whose shares are to be included in such registration shall (together with the Company and the Other Stockholders distributing their securities through such underwriting) enter into an underwriting agreement consistent with the terms of this Agreement and otherwise in customary form with the representative of the underwriter or underwriters selected for underwriting by the Company. Notwithstanding any other provision of this Section 3(b), if the representative determines that marketing factors require a limitation on the number of shares to be underwritten, the representative may (subject to the allocation priority set forth below) limit the number of Registrable Securities to be included in the registration and underwriting to the extent so required by such limitation. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated in the following manner: (A) If the registration was initiated by the Company: The securities of the Company held by stockholders of the Company (other than Registrable Securities and other than securities held by Other Stockholders) shall be excluded from such registration and underwriting to the extent required by such limitation, and, if a limitation on the number of shares is still required, the number of shares that may be included in the registration and underwriting by each of the Holders and Other Stockholders shall be reduced, on a pro rata basis (based on the number of shares held by such Holder or such Other Stockholder), by such minimum number of shares as is necessary to comply with such limitation; and (B) If the registration was initiated by a holder or holders who by contractual right demanded such registration ("Demanding Holders"): The securities of the Company held by stockholders of the Company (other than Registrable Securities and other than securities held by Other

Stockholders or Demanding Holders) shall be excluded from such registration and underwriting to the extent required by such limitation, and, if a limitation on the number of shares is still required, the number of shares that may be included in the registration and underwriting by each of the Holders and Other Stockholders (other than Demanding Holders) shall be reduced, on a pro rata basis (based on the number of shares held by such Holder or such Other Stockholder), by such minimum number of shares as is necessary to comply with such limitation; provided, however, that in no event, under either of clauses (A) or (B) above, shall the number of shares of the Holders included in such underwriting be less than 10% of the total number of securities included in such offering without the prior consent of the Holders. If any of the Holders or any Other Stockholder disapproves of the terms of any such underwriting, he or she may elect to withdraw therefrom
by  written  notice to the Company  and the underwriter.   Any  Registrable
Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

                  (iii) Number and Transferability. Each of the Holders shall be entitled to have its shares included in three (3) registrations pursuant to this Section 3(b). The registration rights granted pursuant to this
Section 3(b) shall be assignable, in whole or in part, to any transferee of Registrable Securities (who shall be bound by all obligations of this Section
3).

                  (c)  Expenses  of  Registration.   All  Registration Expenses
incurred in connection with any registration, qualification or compliance pursuant to this Section 3 shall be borne by the Company, to the fullest extent permitted under Israeli law. Any Registration Expenses that the Company is not permitted to bear under Israeli law and all Selling Expenses shall be borne by the Holders of the securities being registered and, if applicable, the Company, pro rata on the basis of the number of their shares so registered.

                  (d) Registration Procedures. In the case of each registration effected by the Company pursuant to Section 3, the Company will keep the Holders, as applicable, advised in writing as to the initiation of each registration and as to the completion thereof. The Company will:

                 (i) notify the Holders and such other Persons as the Holders designate (A) when the registration statement becomes effective, (B) when any post-effective amendment to the registration statement becomes effective and (C) of any request by the Commission for any amendment or supplement to the registration statement or any prospectus relating to the registration statement or for additional information;

                (ii) notify each seller of Registrable Securities covered by such registration statement and each underwriter, if any, at any time when a prospectus relating thereto is required to be delivered under the Act, upon discovery that, or upon the happening of any
	 event as a result  of  which,  the  prospectus   included  in  such
	 registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and at the request of any such seller, promptly prepare and file with the Commission and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

               (iii)  make   available  for   inspection  by  any underwriters
	 participating in any planned distribution of Registrable Securities and any attorney, accountant or other agent retained by the Holders or the underwriters, all financial and other records reasonably necessary to permit them to demonstrate that they have conducted reasonable investigation of matters described in the registration statement and cause the appropriate Company officers to supply all such information reasonably requested by the Holders, the underwriters or their agents;

                (iv) keep such registration effective for a period of ninety (90) days or until the Holders, as applicable, have completed the distribution described in the registration statement relating thereto, whichever first occurs; provided, however, that (A) such 90-day period shall be extended for a period of time equal to the period during which the Holders, as applicable, refrain from selling any securities included in such registration in accordance with provisions in Section 3(g) hereof; and (B) in the case of any registration of Registrable Securities on Form F-3 or any successor form which are intended to be offered on a continuous or delayed basis, such 90-day period shall be extended until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the

	 Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (y) includes any prospectus required by Section 10(a) of the Act or (z) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (y) and (z) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the Exchange Act in the registration statement. If at any time, the Commission institutes or threatens to institute any proceedings for the purpose of issuing a stop order suspending the effectiveness of any such registration statement, the Company shall promptly notify the Holders and use all reasonable efforts to prevent the issuance of any such stop order or to obtain its withdrawal as soon as possible. The Company shall promptly advise the Holders of any order or communication of any public board or body addressed to the Company suspending or threatening to suspend the qualification of any of the Registrable Securities for sale in any jurisdiction;

                 (v) furnish such number of prospectuses and other documents incident thereto as each of the Holders, as applicable, from time to time may reasonably request;

                (vi) furnish to each Holder and to each underwriter, if any, a signed counterpart, addressed to such Holder or underwriter, of (A) an opinion or opinions of counsel to the Company and (B) a comfort letter or comfort letters from the Company's independent public
	 accountants, each  in  customary   form  and  covering  such  matters
	 of the type customarily covered by opinions or comfort letters, as the case may be, as a majority of the Holders of Registrable Securities included in such offering or the managing underwriter therefor reasonably request;

               (vii) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its securityholders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Act;

              (viii) list (A) all Registrable Securities covered by such registration statement on any securities exchange on which similar securities issued by the Company are then listed or (B) in the event such securities are not so listed, use its best efforts to have such Registrable Securities qualified for inclusion on such exchange or automated quotation system as the Company shall determine; and

                (ix) in addition to, and not in limitation of, its obligations under Section 3(a)(ii), the Company shall, to the extent permitted by Israeli law, indemnify each Holder who participates in an underwriting pursuant to Section 3 hereof from and against any and all loss, liability, claim, damage and expense (including reasonable attorneys' fees, all reasonable expenses incurred in investigating, preparing or defending against any litigation, commenced or threatened, and amounts paid in settlement) as and when incurred arising out of, based upon, or in connection with any untrue statement or alleged untrue statement of a material fact, or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, contained in any registration statement or prospectus, or any amendment or supplement thereto, prepared pursuant to this Section 3, or in any document or filing prepared or made in connection therewith, except for information provided in writing by a Holder expressly for inclusion therein.

                  (e) Information by the Holders. Each of the Holders and each Other Stockholder holding securities included in any registration, shall furnish to the Company such information regarding such Holder or Other Stockholder and the distribution proposed by such Holder or Other Stockholder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Section 3.

                  (f) Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of restricted securities to the public without registration, the Company agrees to:

                   (i) make and keep public information available as those terms are understood and defined in Rule 144;

                  (ii) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Act and the Exchange Act so long as it remains subject to such reporting requirements; and

                 (iii) so long as the Holder owns any Registrable Securities, furnish to the Holder upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Act and the Exchange Act (so long as it remains subject to such reporting requirements), a copy of the most recent annual report of the Company, and such other reports and documents so filed as the Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing the Holder to sell any such securities without registration.

                  (g) "Market Stand-off" Agreement. (i) Each of the Holders agrees, if requested by the Company and an underwriter of ADSs (or other securities) of the Company, not to sell or otherwise transfer or dispose of any ADSs (or Ordinary Shares underlying ADSs) of the Company held by such Holder during the 90-day period following the effective date of a registration statement of the Company filed under the Act, provided that all other stockholders of the Company having registration rights, the Company and each officer or director of the Company enter into the same agreement. If requested by the underwriters, the Holders shall execute a separate agreement to the foregoing effect. The Company may impose stop-transfer instructions with respect to the ADSs (or Ordinary Shares) subject to the foregoing restriction until the end of said 90-day period. The provisions of this Section 3(g) shall be binding upon any transferee who acquires Registrable Securities other than pursuant to a public offering or pursuant to sales under Rules 144 or 145 under the Act, whether or not such transferee is entitled to the registration rights provided hereunder.

         (ii)  The  Company  agrees,   if  requested  by  the  Holders  and the
underwriters, not to offer, sell, contract to sell or otherwise dispose of, any ADSs (or Ordinary Shares underlying ADSs) (other than pursuant to employee stock option or stock incentive plans or dividend reinvestment plans or
upon the conversion  of  then   outstanding   convertible  or exchange  of
exchangeable securities) during the 90-day period following the effective date of a registration statement filed under the Act pursuant to a request by such Holders under Section 3(a) hereof.

                  (h) Termination. The registration rights set forth in this Section 3 shall not be available to any Holder if, in the opinion of counsel to the Company addressed to such Holder and reasonably satisfactory to counsel for such Holder, all of the Registrable Securities then owned by such Holder, together with all of the ADSs or Ordinary Shares then owned by a Holder whose sales are required under Rule 144 under the Act to be aggregated with sales of such Holder, could be sold in any 90-day period pursuant to Rule 144 under the Act (without giving effect to the provisions of Rule 144(k)).

               (i) Outstanding Registration Rights. The Company represents and warrants to the Affiliates that as of the date hereof there are no Persons (other than the Affiliates) having the right to require the Company either to register any Ordinary Shares, or ADSs representing such Ordinary Shares, held by such Person under the Act or to include any such shares held by such Person in any registration of the Company of its equity securities.
During the period between the date hereof and the fifth anniversary of the date hereof, the Company shall provide the Affiliates prompt notice of the grant by the Company of any such registration rights to any Person.

                  4. Successors and Assigns; Assignment. This Agreement shall inure to the benefit of and be binding upon the parties and their respective heirs, personal representatives, successors and permitted assigns. Except as otherwise herein provided, no party shall assign such party's rights or obligations hereunder without the other party's prior written consent.

                  5. Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered in person or mailed, certified or registered mail with postage prepaid, or sent by telex, telegram or telecopier, as follows:

                           If to the Company:

                                    Teva Pharmaceutical Industries Limited 5
				    Basel Street Petach Tikva, 49131, Israel
				    Attention:  President Telecopier #: (972)
				    3-924-6026

                           with a copy to:

                                    Willkie Farr & Gallagher One Citicorp
				    Center 153 East 53rd Street New York, New
				    York 10022 Attn:  Peter H. Jakes, Esq.
				    Telecopier #: (212) 821-8111

                           If to the Affiliate:

                                    c/o Biocraft Laboratories, Inc.  18-01
				    River Road Fair Lawn, New Jersey 07410
				    Telecopier #: (201) 797-5270

                           with a copy to:

                                    Proskauer Rose Goetz & Mendelsohn LLP 1585
				    Broadway New York, New York 10036
				    Attention:  Robert A. Cantone, Esq.
				    Telecopier #: (212) 969-2900

or to such other person or address as any party shall specify by notice in writing to each of the other parties. All such notices, requests, demands, waivers and communications shall be deemed to have been received on the date of delivery unless if mailed, in which case on the third business day (fifth business day, if mailed outside the country of the recipient) after the mailing thereof except for a notice of a change of address, which shall be effective only upon receipt thereof.

                  6. Injunctive Relief; Remedies Cumulative. (a) The Company, on the one hand, and Affiliates, on the other hand, acknowledge that the other party will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of such party that are contained in this Agreement. It is accordingly agreed that, in addition to any other remedies that may be available to the non-breaching party upon the breach by any other party of such covenants and agreements, the non-breaching party shall have the right to obtain injunctive relief to restrain any breach or threatened breach of such covenants or agreements or otherwise to obtain specific performance of any of such covenants or agreements.

                  (b) No remedy conferred upon or reserved to any party herein is intended to be exclusive of any other remedy, and every remedy shall be cumulative and in addition to every other remedy herein or now or hereafter existing at law, in equity or by statute.

                  7. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the principles of conflicts of laws thereof.

                  8. Counterparts. This Agreement may be executed in two or more counterparts, all of which together shall constitute a single agreement.

                  9. Effect of Partial Invalidity. Whenever possible, each provision of this Agreement shall be construed in such a manner as to be effective and valid under applicable law. If any provision of this Agreement or the application thereof to any party or circumstance shall be prohibited by or invalid under applicable law, such provisions shall be ineffective to the extent of such prohibition without invalidating the remainder of such provision or any other provisions of this Agreement or the application of such provision to the other party or other circumstances.

                  IN WITNESS WHEREOF, this Agreement has been executed by the parties as of the date first above written.


TEVA PHARMACEUTICAL                         AFFILIATES:
INDUSTRIES LIMITED


By:_______________________                  ______________________________
   Name:                                             Mr. Harold Snyder
   Title:

					    ______________________________
                                                     Mrs. Beatrice Snyder




TRUST UNDER AGREEMENT DATED     TRUST UNDER AGREEMENT DATED
FEBRUARY 14, 1995 BETWEEN       FEBRUARY 14, 1995 BETWEEN
HAROLD SNYDER, AS SETTLOR,      BEATRICE SNYDER, AS SETTLOR,
AND BERYL L. SNYDER, BRIAN      AND  BERYL L. SNYDER, BRIAN
S. SNYDER AND JAY T. SNYDER,    S. SNYDER AND JAY T. SNYDER,
AS TRUSTEES                     AS TRUSTEES



By:________________________   By:__________________________
    Berly L. Snyder, Trustee       Beryl L. Snyder, Trustee


By:_________________________  By:__________________________
    Brian S. Snyder, Trustee       Brian S. Snyder, Trustee


By:________________________   By:__________________________
    Jay T. Snyder, Trustee         Jay T. Snyder, Trustee

                                                                        ANNEX A



Teva Pharmaceutical Industries Limited
5 Basel Street
Petach Tikva, 49131, Israel
Attention:  President


Ladies and Gentlemen:

                  I propose to sell ______ American Depositary Shares ("ADSs") representing Ordinary Shares of Tiger (the "Company") that I received in connection with the business combination of the Company with Biocraft. I propose to effect such sale through _____________, my broker, in accordance with the requirements relating to sales by "affiliates" under Rule 145 under the Securities Act of 1933, as amended.

                  To induce you to remove the restrictive legend from the American Depositary Receipts ("ADRs") evidencing such ADSs, I hereby represent and warrant as follows:

                  1. It is my bona fide intention to sell the ADSs within 90 days from the date hereof. If for some reason all of the ADSs have not been sold within such 90 day period, I will send to the Company the ADR evidencing the balance of the ADSs which were not sold in order that a restrictive legend may be placed thereon. The ADSs are presently evidenced by ADR No.(s) ____ which ADR(s) represent(s) an aggregate of _____ ADSs. I understand that to the extent such certificate(s) represents a greater number of ADSs than those proposed to be sold, a new ADR for the balance of such shares will be sent to me with the same restrictive legend as is presently affixed to my certificate(s).

                  2. As of the date of this letter and as of the time of any sale of the ADSs for my account, the aggregate number of ADSs and Ordinary Shares sold during the preceding three months for my account and for the account of any person whose sales are required by Rule 144 under the Securities Act of 1933, as amended, to be aggregated with my sales have not and will not exceed the greater of: (a) 1% of the outstanding Ordinary Shares of the Company, or (b) the average weekly reported volume of trading in the Company's Ordinary Shares or ADSs on all securities exchanges during the four calendar weeks preceding the date of sale of such ADSs.

                  3. During the past three months I have not and during the next three months I will not, alone or in conjunction with others, sell any ADSs or

Ordinary Shares under circumstances which will jeopardize the exemption from registration available under Rule 145 and Rule 144.

                  4. I have not solicited or arranged for the solicitation of, and I will not solicit or arrange for the solicitation of, orders to buy the ADSs in anticipation of or in connection with such proposed sale.

                  5. I have not made, and will not make, any payment in connection with the offering or sale of the ADSs to any person other than the payment of the usual and customary broker's commission to ____________.

                                                     Very truly yours,

                                                                        ANNEX B



Teva Pharmaceutical Industries Limited
5 Basel Street
Petach Tikva, 49131, Israel
Attention:  President


Ladies and Gentlemen:

                  We have been asked to sell _______ American Depositary Shares ("ADSs") representing Ordinary Shares of Tiger (the "Company") owned by __________ ("Seller"). We understand that the Seller is an "affiliate" within the meaning of Rule 145 promulgated under the Securities Act of 1933, as amended, and that sales by him or her of the Company's ADSs must comply with certain provisions of Rule 144 under such Act.

                  To induce you to remove the restrictive legend from the ADR evidencing such ADSs so that they may be transferred pursuant to Rules 144 and 145, we hereby represent and warrant as follows:

                  1. We have made  reasonable  inquiry as required by  paragraph
(g)(3) of Rule 144 and, based upon such inquiry, we are not aware of circumstances indicating that the Seller is an underwriter with respect to the ADSs or that the transaction is part of a distribution of the ADSs.

                  2. The ADSs for which we are acting as broker will be sold by us in "brokers' transactions" as defined in paragraph (g) of Rule 144.

                  3. Neither the Seller nor we have solicited or arranged nor will we solicit or arrange for the solicitation of orders to buy the ADSs (except as permitted by Rule 144) nor have we received nor will we receive any payment in connection with the sale of the ADSs other than usual and customary brokerage commissions.

                                                     Very truly yours,

                                                                    Exhibit B-1



Harold Snyder


Beatrice Snyder

                                                                   EXHIBIT B-2




                             EMPLOYMENT AGREEMENT


          AGREEMENT made as of the _____ day of _____________, 1996, by and between BIOCRAFT LABORATORIES, INC., a Delaware corporation with its principal place of business at 18-01 River Road, Fair Lawn, New Jersey 07410 (hereinaf-ter called the "Company"), and Harold Snyder, residing at 300 Winston Drive, Apt. 1711, Cliffside Park, New Jersey 07010 (hereinafter called the "Employee").

                             W I T N E S S E T H :

          WHEREAS, the Employee has served the Company as its President and Chief Executive Officer;

          WHEREAS, the Company desires to continue to employ the Employee as its Senior Vice President and the Employee is willing to continue to serve the Company in such capacity;

          WHEREAS, the Company and the Employee desire to set forth the terms and conditions of such employment.

          NOW, THEREFORE, in consideration of the foregoing premises and of the mutual covenants and agreements herein contained, the Company and the Employee agree as follows:

          1. Employment. The Company hereby agrees to continue to employ the Employee, and the Employee agrees to be employed by the Company, on the terms and conditions herein contained.

          2. Term. Except as otherwise provided in this Agreement, the Employee shall be employed under this Agreement for a three year period commencing on the date hereof (the "Employment Term"). Notwithstanding anything herein to the contrary, the Employee may at any time terminate the Employment Term by giving the Company 60 days prior written notice of the effective date of such termination. If requested by the Company in writing within 30 days after such notice is given to the Company, the Employee shall continue his employment for 30 days after the date his employment would have otherwise terminated pursuant to the preceding sentence.

          3. Duties. The Employee shall serve as the Company's Senior Vice President, and as such, will assist the Company's chief executive officer [WF] with respect to the Company's operations and bulk technologies. Except as permitted in clause (b) of Section 9 hereof, the Employee shall perform his duties hereunder at the Company's offices located at 18-01 River Road, Fair Lawn, New Jersey (the "Employment Site"). In no event will the Employee be required to undertake any duties or perform any tasks which are inconsistent with his status as Senior Vice President of the Company. During the Employment Term, the Employee shall devote the majority of his business time, attention, skill and efforts to the performance of his duties hereunder; provided, however, that the Employee may serve as an officer and director of other for profit corporations, if such service does not conflict in any material respect with his duties hereunder or his fiduciary duty to the Company, and nothing herein shall prevent the Employee from managing his personal investments and participating in charitable and civic endeavors, so long as such activities do not materially interfere with the Employee's performance of his duties hereunder; and, provided, further that nothing herein shall prevent the Employee from devoting such time and attention as he reasonably deems appropriate to his duties as a director of [Tiger].

          4. Base Salary. During the Employment Term, the Company shall pay the Employee, in accordance with its normal payroll practices and subject to required withholding, a salary at a rate per annum of $500,000. The salary payable to the Employee hereunder may be increased, from time to time, as determined by the chief executive officer or Board of Directors of the Company, in the sole discretion of such chief executive officer or Board of Directors, and once increased, may not be reduced (the "Base Salary").

          5. Other Compensation and Benefits. During the Employment Term, the Employee shall be entitled to:

          (a) continued participation in all benefit, pension, retirement, savings, welfare and other employee benefit plans and policies in which members of the Company's senior management generally are entitled to participate (collectively, the "Benefit Plans"), in accordance with their respective terms as in effect from time to time;

          (b) receipt of all fringe benefits and perquisites generally maintained by the Company from time to time for members of senior management, in accordance with the respective terms and normal policies of the Company with regard to such benefits and perquisites as in effect from time to time;

          (c) vacation each year in accordance with the Company's policies for members of senior management in effect from time to time, but in no event less than five weeks paid vacation for each calendar year;

          (d) such other bonuses and compensation, if any, as the Company in its sole discretion may award to the Employee.

          6. Death Prior to Termination of Employment. If the Employee shall die during the Employment Term, the Company shall have no liability or further obligation except as follows:

          (a) The Company shall pay the Employee's estate, when otherwise due, any unpaid Base Salary for the period prior to the Employee's death, any declared or awarded but unpaid bonuses, whether pursuant to any bonus plan or otherwise, any unpaid amounts due under any incentive plan in accordance with its terms and any other unpaid amounts due the Employee under any other Benefit Plans (collectively, the "Entitlements").

          (b) The Employee shall have such rights, if any, under employee benefit, fringe benefit or incentive plans as may be provided in such plans and any grants thereunder in accordance with their respective terms (collectively, the "Rights").

          7.   Disability.   If the Employee shall become physically or
mentally incapable of performing his duties as provided in Section 3 of this Agreement and such incapacity shall last for a period of at least one hundred eighty (180) consecutive days, the Company may, at its election at any time thereafter while the Employee remains incapable of performing his duties hereunder, terminate the Employee's employment hereunder, effective immedi-ately, by giving the Employee written notice of such termination. In such event, the Company shall have no other obligation to the Employee or his dependents hereunder other than the obligation to pay or provide the Entitlements and the Rights.

          8. Cause. The Company may terminate the Employee's employment hereunder for Cause by giving the Employee ten days' written notice of such termination. For purposes of this Agreement, Cause shall mean (a) the Employee's embezzlement, willful breach of fiduciary duty or fraud with regard to the Company or any of its assets or businesses, (b) the Employee's conviction of or the pleading of nolo contendere with regard to a felony (other than a traffic violation) or any other crime involving moral turpitude, or (c) any other breach by the Employee of a material provision of this Agreement that remains uncured for thirty (30) days after written notice thereof is given to the Employee.

          9. Good Reason. The Employee may terminate his employment hereunder for Good Reason upon written notice thereof to the Company. For purposes of this Agreement, "Good Reason" shall mean the occurrence or failure to cause the occurrence of any of the following events without the Employee's express prior written consent: (a) any material demotion of the Employee, any material reduction in the Employee's authority or responsibility or any other change in the terms of the Employee's employment which is inconsistent with
Section 3 hereof; (b) the Company requiring the Employee to perform services hereunder at any location outside a 15-mile radius from the Employment Site or the Company requiring the Employee to work in an office of substantially different characteristics or without the personnel assistance and support reasonably comparable to those currently provided the Employee; (c) a failure of any successor entity to assume the obligations of the Company hereunder in accordance with Section 15 of this Agreement; (d) any breach by the Company of any material provision of this Agreement which is not cured by the Company within 10 days after notice thereof from the Employee; or (e) the closure of substantially all of the operations of the Company currently located at its Fairlawn, New Jersey facility or their removal or relocation to a site outside a 15-mile radius from the Employment Site.

          10. Termination of Employment by the Employee for Good Reason or by the Company Without Cause. In the event the Employee terminates his employment for Good Reason pursuant to Section 9 hereof or the Company terminates the Employee's employment other than for Cause or Disability, then the Company shall be deemed to have breached this Agreement, and the Employee shall be entitled to exercise all rights and remedies that he may have hereunder and under applicable law. The Employee is hereby expressly not required to mitigate damages or seek any other employment, and any amounts that the Employee may receive from any other employment during the Employment Term shall not reduce the amounts that the Company otherwise may be obligated to pay to him in connection with any such breach.

          11. Termination of Employment by the Employee without Good Reason or by the Company for Cause or Retirement. Subject to the succeeding sentence of this Section 11, if Employee's employment hereunder is terminated by the Company for Cause or by the Employee without Good Reason, the Company shall have no other obligation to the Employee hereunder other than the obligation to pay or provide the Entitlements and the Rights.

          12. Garnishment. The benefits payable under this Agreement shall not be subject to garnishment, execution or levy of any kind, and any attempt to cause any benefits to be so subjected shall not be recognized.

          13. Notice. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, or sent by certified mail, return receipt requested, by Federal Express, Express Mail or similar overnight delivery or courier service, or by telecopy. Notice to the Employee shall be delivered to his address set forth at the head of this Agreement, and notice to the Company shall be sent as follows:

                  _____________________________
                  _____________________________
                  _____________________________
                  _____________________________


          Any notice given by certified mail shall be deemed given five days after the time of certification thereof. Any notice given by other means permitted by this Section 13 will be deemed given at the time of receipt thereof.

          Any party may by notice given in accordance with this Section to the other parties, designate another address or person for receipt of notices hereunder.

          14. Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New Jersey without reference to its conflict of law provisions.

          15. Successors; Binding Agreement. The Company shall require any successor (whether direct or indirect, by purchase of stock or assets, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, to expressly assume and agree, in a written instrument in form and substance satisfactory to the Employee and his counsel, to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Notwithstanding anything herein to the contrary, this Agreement may not be assigned by the Company without the prior written consent of the Employee.

This Agreement shall inure to the benefit of and be enforceable by the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. This Agreement is personal to the Employee and neither this Agreement nor any rights hereunder may be assigned by the Employee.

          16. Miscellaneous. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Employee and such officer of the Company as may be specifically designated by the Board of Directors of the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. This Agreement constitutes the entire Agreement between the parties hereto pertaining to the subject matter hereof. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

          17. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

          18. Separability. If any provisions of this Agreement shall be declared to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof which shall remain in full force and effect.

          19. Non-Exclusivity of Rights. Nothing in this Agreement shall prejudice, prevent or limit the Employee's previously vested rights under, or continuing or future participation in, any benefit, bonus, incentive, equity or other plan or program provided by the Company and for which the Employee may qualify, nor shall anything herein limit or otherwise prejudice such rights as the Employee may have under any other currently existing plan or agreement regarding severance from employment with the Company or statutory entitlements.

          20. Beneficiary. The Employee shall be entitled to select (and change, to the extent permitted under any applicable law) a beneficiary or beneficiaries to receive any compensation or benefit payable under this Employment Agreement following his death by giving the Company written notice thereof in accordance with applicable Company policies. In the event of the Employee's death or a judicial determination of his incompetence, reference in this Agreement to the Employee shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative.

          IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed and the Employee has hereunto set his hand as of the date first set forth above.

                              BIOCRAFT LABORATORIES, INC.



                              By:_________________________
                                  Name:
                                  Title:



                              ____________________________
                                  Harold Snyder

                                                                   EXHIBIT B-2




                             EMPLOYMENT AGREEMENT
          AGREEMENT made as of the _____ day of _____________, 1996, by and between BIOCRAFT LABORATORIES, INC., a Delaware corporation with its principal place of business at 18-01 River Road, Fair Lawn, New Jersey 07410 (hereinaf-ter called the "Company"), and Beatrice Snyder, residing at 300 Winston Drive, Apt. 1711, Cliffside Park, New Jersey 07010 (hereinafter called the "Employee").


                             W I T N E S S E T H :

          WHEREAS, the Employee has served the Company as its Senior Vice President and Secretary;

          WHEREAS, the Company desires to continue to employ the Employee as its Vice President, Cost Accounting and Inventory for New Jersey and Missouri facilities and the Employee is willing to continue to serve the Company in such capacity;

          WHEREAS, the Company and the Employee desire to set forth the terms and conditions of such employment.

          NOW, THEREFORE, in consideration of the foregoing premises and of the mutual covenants and agreements herein contained, the Company and the Employee agree as follows:

          1. Employment. The Company hereby agrees to continue to employ the Employee, and the Employee agrees to be employed by the Company, on the terms and conditions herein contained.

          2. Term. Except as otherwise provided in this Agreement, the Employee shall be employed under this Agreement for a three year period commencing on the date hereof (the "Employment Term"). Notwithstanding anything herein to the contrary, the Employee may at any time terminate the Employment Term by giving the Company 60 days prior written notice of the effective date of such termination. If requested by the Company in writing within 30 days after such notice is given to the Company, the Employee shall continue her employment for 30 days after the date her employment would have otherwise terminated pursuant to the preceding sentence.

          3. Duties. The Employee shall serve as the Company's Vice President, Cost Accounting and Inventory for New Jersey and Missouri facilities, and in connection therewith shall manage the cost accounting and inventory functions at the Company's New Jersey and Missouri facilities in substantially the same manner as the Employee heretofore performed her duties, subject only to the supervision and control of the Company's Chief Executive Officer [WF] and Chief Financial Officer [PT]. Except as permitted in clause
(b) of Section 9 hereof, the Employee shall perform her duties hereunder at the Company's offices located at 18-01 River Road, Fair Lawn, New Jersey (the "Employment Site"). In no event will the Employee be required to undertake any duties or perform any tasks which are inconsistent with the duties undertaken, or the tasks performed, by the Employee prior to the date hereof or which are inconsistent with her status as a Vice President of the Company. During the Employment Term, the Employee shall devote the majority of her business time, attention, skill and efforts to the performance of her duties hereunder; provided, however, that the Employee may serve as an officer and director of other for profit corporations, if such service does not conflict in any material respect with her duties hereunder or her fiduciary duty to the Company, and nothing herein shall prevent the Employee from managing her personal investments and participating in charitable and civic endeavors, so long as such activities do not materially interfere with the Employee's performance of her duties hereunder; and provided, further, that nothing herein shall prevent the Employee from devoting such time and attention as she reasonably deems appropriate to her duties as a director of [Tiger].

          4. Base Salary. During the Employment Term, the Company shall pay the Employee, in accordance with its normal payroll practices and subject to required withholding, a salary at a rate per annum of $173,414. The salary payable to the Employee hereunder may be increased, from time to time, as determined by the chief executive officer or Board of Directors of the Company, in the sole discretion of such chief executive officer or Board of Directors, and once increased, may not be reduced (the "Base Salary").

          5. Other Compensation and Benefits. During the Employment Term, the Employee shall be entitled to:

          (a) continued participation in all benefit, pension, retirement, savings, welfare and other employee benefit plans and policies in which members of the Company's senior management generally are entitled to participate (collectively, the "Benefit Plans"), in accordance with their respective terms as in effect from time to time;

          (b) receipt of all fringe benefits and perquisites generally maintained by the Company from time to time for members of senior management, in accordance with the respective terms and normal policies of the Company with regard to such benefits and perquisites as in effect from time to time;

          (c) vacation each year in accordance with the Company's policies for members of senior management in effect from time to time, but in no event less than five weeks paid vacation for each calendar year;

          (d) such other bonuses and compensation, if any, as the Company in its sole discretion may award to the Employee.

          6. Death Prior to Termination of Employment. If the Employee shall die during the Employment Term, the Company shall have no liability or further obligation except as follows:

          (a) The Company shall pay the Employee's estate, when otherwise due, any unpaid Base Salary for the period prior to the Employee's death, any declared or awarded but unpaid bonuses, whether pursuant to any bonus plan or otherwise, any unpaid amounts due under any incentive plan in accordance with its terms and any other unpaid amounts due the Employee under any other Benefit Plans (collectively, the "Entitlements").

          (b) The Employee shall have such rights, if any, under employee benefit, fringe benefit or incentive plans as may be provided in such plans and any grants thereunder in accordance with their respective terms (collectively, the "Rights").

          7.   Disability.   If the Employee shall become physically or
mentally incapable of performing her duties as provided in Section 3 of this Agreement and such incapacity shall last for a period of at least one hundred eighty (180) consecutive days, the Company may, at its election at any time thereafter while the Employee remains incapable of performing her duties hereunder, terminate the Employee's employment hereunder, effective immedi-ately, by giving the Employee written notice of such termination. In such event, the Company shall have no other obligation to the Employee or her dependents hereunder other than the obligation to pay or provide the Entitlements and the Rights.

          8. Cause. The Company may terminate the Employee's employment hereunder for Cause by giving the Employee ten days' written notice of such termination. For purposes of this Agreement, Cause shall mean (a) the Employee's embezzlement, willful breach of fiduciary duty or fraud with regard to the Company or any of its assets or businesses, (b) the Employee's conviction of or the pleading of nolo contendere with regard to a felony (other than a traffic violation) or any other crime involving moral turpitude, or (c) any other breach by the Employee of a material provision of this Agreement that remains uncured for thirty (30) days after written notice thereof is given to the Employee.

          9. Good Reason. The Employee may terminate her employment hereunder for Good Reason upon written notice thereof to the Company. For purposes of this Agreement, "Good Reason" shall mean the occurrence or failure to cause the occurrence of any of the following events without the Employee's express prior written consent: (a) any material demotion of the Employee, any material reduction in the Employee's authority or responsibility or any other change in the terms of the Employee's employment which is inconsistent with
Section 3 hereof; (b) the Company requiring the Employee to perform services hereunder at any location outside a 15-mile radius from the Employment Site or the Company requiring the Employee to work in an office of substantially different characteristics or without the personnel assistance and support reasonably comparable to those currently provided the Employee; (c) a failure of any successor entity to assume the obligations of the Company hereunder in accordance with Section 15 of this Agreement; (d) any breach by the Company of any material provision of this Agreement which is not cured by the Company within 10 days after notice thereof from the Employee; or (e) the closure of substantially all of the operations of the Company currently located at its Fairlawn, New Jersey facility or their removal or relocation to a site outside a 15-mile radius from the Employment Site.

          10. Termination of Employment by the Employee for Good Reason or by the Company Without Cause. In the event the Employee terminates her employment for Good Reason pursuant to Section 9 hereof or the Company terminates the Employee's employment other than for Cause or Disability, then the Company shall be deemed to have breached this Agreement, and the Employee shall be entitled to exercise all rights and remedies that she may have hereunder and under applicable law. The Employee is hereby expressly not required to mitigate damages or seek any other employment, and any amounts that the Employee may receive from any other employment during the Employment Term shall not reduce the amounts that the Company otherwise may be obligated to pay to her in connection with any such breach.

          11. Termination of Employment by the Employee without Good Reason or by the Company for Cause or Retirement. Subject to the succeeding sentence of this Section 11, if Employee's employment hereunder is terminated by the Company for Cause or by the Employee without Good Reason, the Company shall have no other obligation to the Employee hereunder other than the obligation to pay or provide the Entitlements and the Rights.

          12. Garnishment. The benefits payable under this Agreement shall not be subject to garnishment, execution or levy of any kind, and any attempt to cause any benefits to be so subjected shall not be recognized.

          13. Notice. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, or sent by certified mail, return receipt requested, by Federal Express, Express Mail or similar overnight delivery or courier service, or by telecopy. Notice to the Employee shall be delivered to her address set forth at the head of this Agreement, and notice to the Company shall be sent as follows:

                  _____________________________
                  _____________________________
                  _____________________________
                  _____________________________

          Any notice given by certified mail shall be deemed given five days after the time of certification thereof. Any notice given by other means permitted by this Section 13 will be deemed given at the time of receipt thereof.

          Any party may by notice given in accordance with this Section to the other parties, designate another address or person for receipt of notices hereunder.

          14. Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New Jersey without reference to its conflict of law provisions.

          15. Successors; Binding Agreement. The Company shall require any successor (whether direct or indirect, by purchase of stock or assets, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, to expressly assume and agree, in a written instrument in form and substance satisfactory to the Employee and her counsel, to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Notwithstanding anything herein to the contrary, this Agreement may not be assigned by the Company without the prior written consent of the Employee. This Agreement shall inure to the benefit of and be enforceable by the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. This Agreement is personal to the Employee and neither this Agreement nor any rights hereunder may be assigned by the Employee.

          16. Miscellaneous. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Employee and such officer of the Company as may be specifically designated by the Board of Directors of the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. This Agreement constitutes the entire Agreement between the parties hereto pertaining to the subject matter hereof. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

          17. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

          18. Separability. If any provisions of this Agreement shall be declared to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof which shall remain in full force and effect.

          19. Non-Exclusivity of Rights. Nothing in this Agreement shall prejudice, prevent or limit the Employee's previously vested rights under, or continuing or future participation in, any benefit, bonus, incentive, equity or other plan or program provided by the Company and for which the Employee may qualify, nor shall anything herein limit or otherwise prejudice such rights as the Employee may have under any other currently existing plan or agreement regarding severance from employment with the Company or statutory entitlements.

          20. Beneficiary. The Employee shall be entitled to select (and change, to the extent permitted under any applicable law) a beneficiary or beneficiaries to receive any compensation or benefit payable under this Employment Agreement following her death by giving the Company written notice thereof in accordance with applicable Company policies. In the event of the Employee's death or a judicial determination of her incompetence, reference in this Agreement to the Employee shall be deemed, where appropriate, to refer to her beneficiary, estate or other legal representative.

          IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed and the Employee has hereunto set her hand as of the date first set forth above.
                              BIOCRAFT LABORATORIES, INC.



                              By:_________________________
                                  Name:
                                  Title:




                              ____________________________
                                  Beatrice Snyder

                                                                     EXHIBIT C


                          [Opinion of Proskauer Rose
                            Goetz & Mendelsohn LLP]




                                   ____________, 1996



[Tiger]
[Tiger Subsidiary]
[address]

Ladies and Gentlemen:

          We have acted as special counsel to [Bobcat], a Delaware corporation (the "Company"), in connection with the merger of [Tiger Sub] ("Sub"), a Delaware corporation and a wholly owned subsidiary of [Tiger], with and into the Company pursuant to an Agreement and Plan of Merger dated as of __________, 1996 (the "Agreement"). This opinion is being delivered to you pursuant to Section 5.02(d) of the Agreement. Unless otherwise defined herein, capitalized terms used herein which are defined in the Agreement shall have the respective meanings set forth in the Agreement.

          In connection with the opinions hereinafter set forth, we have examined originals or certified, conformed or reproduction copies of such documents, corporate records, instruments and certificates of public officials and officers and representatives of the Company, and have made such inquiries of officers and representatives of the Company, as we deemed necessary as the basis for such opinions.

          In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of documents submitted to us as certified, conformed or reproduction copies. As to factual matters underlying the opinions hereinafter set forth, we have relied upon, and assumed without independent investigation the accuracy of, the representations and warranties made in the Agreement and upon certificates of officers and representatives of the Company.

          We express no opinion herein as to the laws of any jurisdiction other than the federal laws of the United States and the laws of the State of New York, excluding federal and New York laws relating to taxes, the manufacture, advertising, sale or licensing of pharmaceutical products, and intellectual property (including patent, trademark and copyright laws), as to which no opinion is expressed, and the General Corporation Law of the State of Delaware. We express no opinion as to any provision of the Agreement which provides for submission to the jurisdiction of any court or to the extent that such provision is determined to constitute a penalty.

          In rendering the opinions set forth in paragraph 3 below relating to corporate existence, good standing and qualification as a foreign corporation, we have relied solely on the certificates, telegrams and other documents relating thereto delivered to you at the Closing, and we have assumed that any such certificate, telegram or other document which dated earlier than the date of this letter has remained accurate from such earlier date through and including the date of this opinion letter.

          Based on the foregoing, we are the opinion that:

          1. The Company is a corporation validly existing and in good standing under the laws of the State of Delaware.

          2. The Company has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

          3. The Company is duly qualified or licensed to do business and is in good standing as a foreign corporation in the States of New Jersey and Missouri.

          4. The Company has all necessary corporate power and authority to execute and deliver the Agreement, to perform its obligations thereunder, and to consummate the transactions contemplated thereby. The execution, delivery and performance of the Agreement and the consummation by the Company of the transactions contemplated thereby have been authorized by all necessary corporate action on the part of the Company. Upon the filing of the Certificate of Merger with the Secretary of State of Delaware, all steps required to be taken by the Company under the laws of the State of Delaware to effect the Merger of Sub with and into the Company shall have been duly and properly taken.

          5. The Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company enforceable in accordance with its terms, except to the extent that enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws presently or hereafter in effect affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether enforcement is sought in a proceeding in law or in equity).

          6. The execution, delivery and performance of the Agreement by the Company and the consummation by the Company of the transactions contemplated thereby will not result in a violation by the Company of any provision of the Company's certificate of incorporation, as amended, or by-laws.

          7. Except for the filing of the Certificate of Merger in Delaware, we have no actual knowledge of any consent or approvals by Delaware or Federal governmental authorities which are required in connection with the consummation by the Company of the transactions contemplated by the Agreement which have not been obtained.

          8. We have no actual knowledge of any action, suit, proceeding or investigation which is pending or threatened which questions the validity of the Agreement or any action taken or to be taken by the Company in connection with the Agreement.

          We have participated in the preparation of the Proxy Statement and the Registration Statement and meetings with members of management of the Company and its independent certified public accountants relating to the disclosure contained in the Proxy Statement and the Registration Statement as it pertains to the Company. Although we are not passing upon and do not assume any responsibility for the accuracy, completeness or fullness of the information relating to the Company contained in the Proxy Statement the Registration Statement, nothing has come to our attention which has caused us to believe that at the date such materials were mailed to the stockholders of the Company and/or filed with the Commission, as applicable, and at the Closing Date, the information relating to the Company in the Proxy Statement or the Registration Statement contained any misstatement of a material fact or omission of a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (except that no statement is made with respect to any financial statements or schedules, or other financial or statistical data contained therein).

          This letter and the opinions set forth herein are being furnished by us to you solely for your benefit in connection with the transactions contemplated by the Agreement and may not be relied upon by any other person or for any other purpose without our prior written consent.

          The opinions set forth herein are limited to the matters set forth in this letter, and no other opinion should be inferred beyond the opinions expressly stated.

                    Very truly yours,

                    Proskauer Rose Goetz & Mendelsohn LLP



                    By:
                         A Member of the Firm

                                                                     EXHIBIT D-1

                  Opinion of Willkie Farr & Gallagher. Parent and Sub shall deliver to the Company an opinion of Willkie Farr & Gallagher, dated the Closing Date, to the effect that:

                  (1) Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                  (2) The authorized capital stock of Sub is 1,000 shares of Common Stock, par value $1.00 per share, all of which shares have been duly authorized and validly issued and are held beneficially and of record by Tiger as set forth in Section 3.02(c) of the Agreement.

                  (3) The Ordinary Shares to be issued upon the Merger, and the ADSs representing such Ordinary Shares, will be registered under the Securities Act of 1933, as amended, and either registered or exempt from registration under all applicable state securities or Blue Sky laws.

                  (4) The Deposit Agreement among Parent, The Bank of New York and all holders of ADRs has been duly authorized, executed and delivered by Parent and, to the best knowledge of such counsel, by The Bank of New York, and constitutes a valid and legally binding obligation of Parent enforceable in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equitable principles; and upon the due issuance by The Bank of New York of ADRs evidencing the Ordinary Shares to be issued pursuant to the Merger against deposit of such Ordinary Shares in accordance with the provisions of the Deposit Agreement, such ADRs will be legally issued and will entitle the holders thereof to the rights specified therein and in the Deposit Agreement.

                  (5) All regulatory consents, authorizations, approvals and filings required to be obtained or made by Sub or Parent under federal or Delaware law for the merger of Sub with and into the Company or the issuance of the Ordinary Shares and ADSs pursuant to the Merger have been obtained and made.

                  (6) All corporate and other proceedings required to be taken by or on the part of Sub and Parent to authorize the execution, delivery and performance of the Agreement have been duly and properly taken and, upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, all actions required to be taken by Sub and Parent under the laws of the State of Delaware to effect the merger of Sub with and into the Company shall have been duly and properly taken. The Agreement has been duly executed and delivered by Sub and Parent and constitutes a valid and binding obligation of Sub and Parent, and the Affiliate Agreements have been duly executed and delivered by Parent and constitute the valid and binding obligations of Parent, in each case such agreements are enforceable against Parent and Sub in accordance with their terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equitable principles and except with regard to the Affiliate Agreements to the extent rights to indemnification may be limited by law.

                  (7) The execution and delivery of the Agreement and the consummation of the transactions contemplated thereby shall not violate any provisions of the Certificate of Incorporation or By-Laws of Sub.

                  (8) In the course of participating in the preparation of the Proxy Statement and the Registration Statement and meetings with members of management of Parent and its independent certified public accountants relating to the disclosure contained in the Proxy Statement and the Registration Statement as it pertains to Parent, nothing has come to the attention of such counsel which has caused them to believe that at the date such materials were mailed to the stockholders of the Company and/or filed with the Commission, as applicable, and at the Closing Date, the information relating to Parent in the Proxy Statement or the Registration Statement contained any misstatement of a material fact or omission of a material fact necessary to make the statement therein, in light of the circumstances under which they were made, not misleading (except that no opinion need be expressed with respect to any financial statements, or other financial or statistical data contained therein).

                  In rendering such opinion, such counsel may rely on the opinion of S. Horowitz & Co. to be delivered to the Company with respect to issues of Israeli law upon which opinion such counsel shall state they are justified in relying, and upon certificates of officers of Parent and Sub as to factual matters, provided copies thereof are furnished to the Company and the extent of such reliance is specified in such opinion.

                  It is understood that the opinion of such counsel, insofar as such opinion relates to compliance with the Blue Sky or securities laws of jurisdictions other than New York, shall be subject to the qualifications that (I) such counsel are nor admitted to practice law in such jurisdictions and have not obtained opinions of local counsel on such jurisdictions, (ii) such opinion is based soley on an examination of the statutes and regulations, if any, of such jurisdictions as reported in standard compilations, or interpretative advice obtained from representatives of certain securities commissions, on information contained in the Registration Statement, and on the fact that the ADSs representing Ordinary Shares to be delivered upon the merger will be admitted to trading on the NASDAQ National Market System, (iii) such opinion is subject to the broad discretionary powers of securities commissioners or other authorized officials to withdraw or deny the exempt status accorded by statute to particular classes of securities, to require additional information and to issue stop orders or to revoke or to suspend permits where such have been granted, and (iv) such opinion is limited to those jurisdictions which are residences of shareholders of record of the Company as of the record date for the meeting of shareholders of the Company to consider the Agreement, as reflected in documents furnished to such counsel by the Company.

                                                                   EXHIBIT D-2

                  Opinion of S. Horowitz & Co. Parent shall deliver to the Company an opinion of S. Horowitz & Co., dated the Closing Date, to the effect that:

         (1) Parent is a duly organized and validly existing corporation in good standing under the laws of the State of Israel and has the corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted.

         (2)      The authorized capital stock of Parent is as set forth in
section 3.02 (c) of the Agreement.

         (3) The Ordinary Shares to be issued upon the Merger and the ADSs representing such Ordinary Shares, have been duly authorized and validly issued and when issued and delivered in accordance with the Agreement, will be fully paid, non-assessable and free of any pre-emptive rights of shareholders of Parent.

         (4) All corporate and other proceedings required to be taken by or on the part of Parent to authorize the execution, delivery and performance of the Agreement and the Affiliate Agreements have been duly and properly taken. The Agreement and the Affiliate Agreements have been duly executed and delivered by Parent and constitute valid and binding obligations of Parent, enforceable against Parent in accordance with their terms,
except to the  extent  that enforceability   may  by   limited   by
applicable   bankruptcy,   insolvency, reorganization,  moratorium or other
similar laws affecting creditors' rights generally and general equitable principles and except with regard to the Affiliate Agreements to the extent rights to indemnification may be limited by law.

         (5) The execution and delivery of the Agreement and the Affiliate Agreements and the consummation of the transactions contemplated thereby shall not violate any provisions of the Memorandum of Association or Articles of Association of Parent nor result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement, lease or other instrument or obligation, of which such counsel has knowledge after due inquiry, to which Parent is a party, or by which it or any of its respective properties or assets may be bound, other than violations, breaches, defaults and conflicts which, in the aggregate, would not have a material adverse effect on the Condition of Parent and its subsidiaries taken as a whole.

         (6) Such Counsel know of no material litigation, proceedings or investigation pending or threatened with respect to or involving Parent or its subsidiaries which is not disclosed in the public filings of Parent or in Schedule 3.02 (h) of the Agreement.

         (7) All approvals, consents or permits of any Israeli Governmental Entity required to be obtained by Parent of Sub as a prerequisite for the merger of Sub into the Company and the issuance of Ordinary Shares and Adds, as contemplated by the Agreement have been obtained and complied with and are in full force and effect.